                                                Filed pursuant to Rule 424(b)(5)
                                                File Number 33-76642


                             PROSPECTUS SUPPLEMENT
                      (TO PROSPECTUS DATED APRIL 14, 1997)

                                  $12,500,000

                     RAY ELLISON MORTGAGE ACCEPTANCE CORP.
       7.00% GNMA-COLLATERALIZED BONDS, SERIES 1997A, DUE APRIL 30, 2028.

     Ray Ellison Mortgage Acceptance Corp. (the "Issuer") is offering $12,500,000 aggregate principal amount of 7.00% GNMA-Collateralized Bonds, Series 1997A (the "Bonds"). The Bonds will be secured by mortgage-backed certificates guaranteed as to full and timely payment of principal and interest by the Government National Mortgage Association (the "GNMA Certificates") and by certain other collateral described in this Prospectus Supplement and the accompanying Prospectus. The guaranty obligation of GNMA with respect to the GNMA Certificates is backed by the full faith and credit of the United States. It is a condition to the issuance of the Bonds that they be rated "AAA" by Standard & Poor's Ratings Group.

     Interest on the Bonds will accrue from their issue date and will be payable monthly on the last day of each month, commencing June 30, 1997. The Bonds are subject to mandatory redemption and call by the Issuer under certain circumstances and may be redeemed at the option of the holder to the extent that funds are available and subject to certain priorities and limitations described in this Prospectus Supplement and in the Prospectus. ALTHOUGH NO ASSURANCE CAN BE GIVEN AS TO THE ACTUAL REDEMPTION EXPERIENCE OF ANY INDIVIDUAL BONDHOLDER DUE TO THE VARIOUS FACTORS DESCRIBED HEREIN UNDER "PREPAYMENT OF THE BONDS -- THE EFFECTS OF INTEREST RATE CHANGES AND OTHER FACTORS," IT IS ANTICIPATED THAT THE ACTUAL MATURITY OF THE MAJORITY OF THE BONDS, BY PRINCIPAL BALANCE, WILL OCCUR SIGNIFICANTLY EARLIER THAN THE STATED MATURITY OF THE BONDS. FURTHER, INVESTORS SHOULD BE AWARE THAT, FOR THE REASONS DESCRIBED HEREIN, THE ACTUAL MATURITY OF SOME OF THE BONDS WILL OCCUR SIGNIFICANTLY EARLIER THAN THE ACTUAL MATURITY OF OTHER BONDS.

     The Bonds will be available to investors only in book entry form through the facilities of The Depository Trust Company. Bond certificates will be available only under certain limited circumstances as described herein.

     The Bonds may be purchased in minimum denominations of $1,000 and any integral multiple thereof. There is currently no secondary market for the Bonds and no assurance that one will develop.

     ALTHOUGH PAYMENT OF THE PRINCIPAL OF AND INTEREST ON THE GNMA CERTIFICATES SECURING THE BONDS IS GUARANTEED BY GNMA, THE BONDS REPRESENT OBLIGATIONS SOLELY OF THE ISSUER AND ARE NOT INSURED OR GUARANTEED BY GNMA OR ANY OTHER GOVERNMENTAL AGENCY, OR BY RAY ELLISON MORTGAGE INVESTMENT CORP., THE ISSUER'S PARENT CORPORATION, ANY OF ITS AFFILIATES OR ANY OTHER AFFILIATE OF THE ISSUER. SEE "SPECIAL CONSIDERATIONS" IN THE ACCOMPANYING PROSPECTUS FOR CERTAIN OTHER FACTORS TO BE CONSIDERED BY PURCHASERS OF THE BONDS.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON
      THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO
                    THE CONTRARY IS A CRIMINAL OFFENSE.
================================================================================

                                                                                 UNDERWRITING
                                                          PRICE TO              DISCOUNTS AND             PROCEEDS TO
                                                         PUBLIC(1)              COMMISSIONS(2)             ISSUER(3)

--------------------------------------------------------------------------------

Per Series 1997A Bond...........................            100%                    3.50%                    96.50%

--------------------------------------------------------------------------------

Total(4)........................................        $12,500,000                $437,500               $12,062,500

================================================================================

(1) Plus accrued interest from April 24, 1997.
(2) Certain parties have agreed to indemnify the Underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended. (See "Underwriting" herein.)
(3) Before deduction of expenses payable by the Issuer estimated at $50,000.
(4) See "Additional Series 1997A Bonds Which May Be Offered" in this Prospectus Supplement.

     The Bonds are offered by the Underwriters, subject to prior sale, when, as and if issued by the Issuer and accepted by the Underwriters and subject to their right to reject any order in whole or in part. It is expected that the Bonds will be delivered in book entry form on or about April 24, 1997, through the facilities of The Depository Trust Company.

                             ---------------------

EVEREN SECURITIES, INC.                                      J.C. BRADFORD & CO.

RAYMOND JAMES & ASSOCIATES, INC.                                DAIN BOSWORTH
                                                                 INCORPORATED

           THE DATE OF THIS PROSPECTUS SUPPLEMENT IS APRIL 14, 1997.

     This Prospectus Supplement does not contain complete information about the offering of the Bonds. Additional information is contained in the Prospectus and purchasers are urged to read both the Prospectus and this Prospectus Supplement in full. Sale of the Bonds may not be consummated unless the purchaser has received both the Prospectus and this Prospectus Supplement.
                             ---------------------

     The Issuer's principal executive offices are located at Renaissance Plaza, 70 N.E. Loop 410, Suite 545, San Antonio, Texas 78216, and its telephone number at such offices is (210) 342-1085.
                             ---------------------

     IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICES OF THE BONDS OFFERED HEREBY AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.
                            ---------------------

     UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                SUMMARY OF TERMS

     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the accompanying Prospectus. Terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Prospectus.

Securities Offered...The securities will be 7.00% GNMA-Collateralized Bonds,
                       Series 1997A, Due April 30, 2028 (the "Bonds"). The Bonds will be issued in minimum denominations of $1,000 and integral multiples thereof. (See "Description of the Bonds" in the Prospectus.) The Bonds are "Book Entry Bonds" as defined in the Prospectus and will be issued initially in the form of a single certificate registered in the name of a nominee of The Depository Trust Company (the "Clearing Agency"). Purchasers and other beneficial owners of Bonds ("Beneficial Owners") will not receive certificates ("Definitive Bonds") representing their interests in the Bonds except upon the termination of book entry registration ("Book Entry Termination") which will occur only under certain limited circumstances. The procedures relating to payments of principal and interest on, and redemption and transfers of, Book Entry Bonds are described in the accompanying Prospectus. (See "Special Considerations -- Book Entry Registration" and "Description of the Bonds -- Book Entry Registration" in the Prospectus.)

Issuer...............The issuer will be Ray Ellison Mortgage Acceptance Corp.
                       (the "Issuer"), a wholly-owned, limited purpose finance subsidiary of Ray Ellison Mortgage Investment Corp. ("REMIC"). Neither REMIC nor any other affiliate of the Issuer has guaranteed or is otherwise obligated with respect to the Bonds.

Bond Ratings.........It is a condition to the issuance of the Bonds that they be assigned a bond rating of "AAA" by Standard & Poor's Ratings Group.

Interest Payments....The Bonds will bear interest at the rate of 7.00% per annum
                       (the "Bond Rate"), computed on the basis of a 360-day year of twelve 30-day months. Interest will be payable monthly on the last day of each month, or the immediately succeeding Business Day (each, a "Payment Date"), with respect to interest accrued on the Bonds during the previous calendar month (each, an "Accrual Period"). Interest payable on the initial Payment Date, June 30, 1997, will be with respect to 37 days' interest accrued from April 24, 1997 through May 31, 1997 (the "Initial Accrual Period"). Such monthly interest payments to be made on each respective Payment Date will be made to holders of record of the Bonds as of the close of business on the last business day of the month preceding such Payment Date (each such date being a "Regular Record Date"). Upon maturity or earlier redemption of any Bond, interest will be paid to the date of maturity or redemption. The yield on the Bonds will be less than the yield which would otherwise be produced by the interest rate on the Bonds, because on each Payment Date (other than the month in which a Bond matures or is redeemed) the interest payable on the Bonds is the interest accrued during the immediately preceding Accrual Period or Initial Accrual Period, as the case may be, even though such Accrual Period ends one month prior to such Payment Date. (See "Description of the Bonds -- General" in the Prospectus.)

Indenture Trustee
and Paying Agent.....It is currently anticipated that The Bank of New York, as indenture trustee (the "Trustee"), will be paying agent on behalf of the holders of the Bonds ("Bondholders"). It is not currently anticipated that the Issuer will retain another entity to act as a paying agent, although permitted to do so under the indenture governing the Bonds between the Issuer and the Trustee (the "Indenture").

Collateral...........The Bonds will be secured by collateral, including the GNMA
                       Certificates, the Collection Account, Redemption Fund and Reserve Fund (collectively, the "Collateral") as described below:

  A. GNMA
     Certificates....The Bonds will be secured by a group of GNMA Certificates.
                       Such GNMA Certificates will have an initial aggregate GNMA Collateral Value at least equal to the principal amount of the Bonds plus $1,000. Scheduled distributions on the GNMA Certificates will provide a cash flow sufficient to amortize the Bonds through redemptions no later than their stated maturity and to support the interest payments on the Bonds. The "GNMA Collateral Value" of a GNMA Certificate is the Maximum GNMA Collateral Value Percentage (defined in the Series Supplement) of the lesser of (i) the outstanding principal amount of such GNMA Certificate, due to be received prior to the maturity of the Bonds, and (ii) the present value of the scheduled distributions on such GNMA Certificates, to be received prior to the maturity of the Bonds, discounted monthly at the Bond Rate. (See "Description of the GNMA Certificates Securing the Bonds" below and "The Collateral -- GNMA Certificates" in the Prospectus.)

  B. Collection
     Account.........The Bonds will also be secured by amounts deposited from time to time in the collection account (the "Collection Account") from amounts received on the GNMA Certificates and from other sources. As described in the accompanying Prospectus, on each Redemption Date (as defined in this Summary under "Redemption -- General") the amount to be available for application to the principal of the Bonds, in the form of redemptions as described hereafter, will be withdrawn from the Collection Account and deposited into the Redemption Fund. (See "Prospectus
                       Summary -- Redemption of Bonds -- B. Amounts to be Deposited into the Redemption Fund" and "Description of the Bonds -- Redemption of Bonds" in the accompanying Prospectus.) Any funds remaining in the Collection Account on any Payment Date following such deposit to the Redemption Fund and following payment of all interest due and payable on the Bonds on such Payment Date may be paid to the Issuer, free and clear of the lien of the Indenture. In addition, on the Closing Date, the Issuer will deposit in the Collection Account any amount necessary to meet the requirements of Standard & Poor's Ratings Group so as to receive a rating on the Bonds of "AAA."

  C. Redemption
     Fund............The Bonds will also be secured by amounts deposited from time to time into the Redemption Fund from funds available in the Collection Account as described in this Summary and in "Prospectus Summary -- Redemption of Bonds -- B. Amounts to be Deposited into the Redemption Fund" and "Description of the Bonds -- Redemption of Bonds" in the accompanying Prospectus.

  D. Reserve
     Fund............The Bonds will be further secured by either (1) a Reserve
                       Fund into which will be deposited cash, a letter of credit or a surety bond or (2) GNMA Certificates having a GNMA Collateral Value in excess of that sufficient to support required principal and interest payments on the Bonds.

                     At any time the Issuer elects to secure the Bonds by means of a Reserve Fund, the amount deposited into the Reserve Fund will represent the "Requisite Amount of the Reserve Fund" required by Standard & Poor's Ratings Group. The Requisite Amount of the Reserve Fund at any time will be 0.5834% of the principal amount of the Bonds then outstanding. The Issuer may withdraw funds from the Reserve

                       Fund to the extent that the amount of the Reserve Fund exceeds the Requisite Amount of the Reserve Fund.

                     In lieu of the required deposit to the Reserve Fund, the
                       Issuer may overcollateralize the Bonds with GNMA Certificates having a GNMA Collateral Value in excess of that required to support payments of principal and interest on the Bonds in an amount (the "Applicable Overcollateralization Amount") specified in the Indenture. In such case, the "Maximum GNMA Collateral Value Percentage", as described in the Series Supplement to the Indenture setting forth the terms of the Bonds (the "Series Supplement"), will be less than 100%. The effect of the Maximum GNMA Collateral Value Percentage is to provide Bondholders at any time with comparable protection regardless of whether the Bonds are secured by a deposit to the Reserve Fund or the Applicable Overcollateralization Amount.

Redemption
  A. General.........Principal payments on the Bonds will be made in the form of redemptions as explained below on the last day of each month, or the immediately succeeding Business Day, commencing May 31, 1997 (each, a "Redemption Date"). The aggregate principal amount of Bonds redeemed on each Redemption Date shall be the maximum principal amount of Bonds which may be redeemed from funds then on deposit in the Redemption Fund. On each Redemption Date, the amount to be deposited into the Redemption Fund will be calculated as described in the accompanying Prospectus. (See "Prospectus Summary -- Redemption of Bonds -- B. Amounts to be Deposited into the Redemption Fund" and "Description of the Bonds -- Redemption of Bonds" in the accompanying Prospectus). In no event, however, shall the amount of any such monthly principal payment be less than the incremental amount necessary to make the total principal payments made to date on the Bonds at least equal to the aggregate amount which would have been paid through such date were the Bonds still secured by the GNMA Certificates originally pledged to secure the Bonds and assuming that no prepayments had been made on the mortgage loans underlying such GNMA Certificates.

                     All principal payments on the Bonds will be applied first
                       to redemption of Bonds at the request of Beneficial Owners and then to mandatory redemption of Bonds under the circumstances described hereafter and in "Prospectus Summary -- Redemption of Bonds" in the accompanying Prospectus.

  B. Redemption at
     the Request of
     Bondholders.....Redemption of Bonds pursuant to requests by Beneficial
                       Owners will be made on each Redemption Date in an amount equal to the aggregate principal amount of Bonds for which redemption has been properly requested as described below, but not to exceed the amount available in the Redemption Fund on such Redemption Date. A Beneficial Owner may at any time submit a request for redemption of his Bonds through the brokerage firm through which his Bonds are held. Subject to certain priorities of deceased holders and certain other limitations, Bonds will be redeemed in the order that timely requests for redemption are received by the Clearing Agency (as determined in accordance with the Clearing Agency's procedures) or, after Book Entry Termination, by the Trustee. Requests for redemption must be submitted to the Clearing Agency by its participants (the "Clearing Agency Participants") in accordance with the Clearing Agency's procedures and, in the case of a request on behalf of a deceased Beneficial Owner, accompanied by appropriate evidence of death and any tax waivers requested by the Trustee, and must be received by the Clearing Agency during the period from the first through the tenth day of the month in which the Redemption Date occurs (each, a "Tender Date"). The Clearing Agency will forward requests for redemption to the Trustee in accordance with the Clearing Agency's procedures. (See "Description of Book Entry Procedures" in this Prospectus Supplement and "Description of the Bonds -- Redemption at Request of Bondholders or Beneficial Owners" in the accompanying Prospectus.)

                     In the event of Book Entry Termination, requests for
                       redemption must be submitted to the Trustee by the Tender Date in writing, in the form set forth on the Definitive Bonds, accompanied by the Bonds to be redeemed and, in the case of a request on behalf of a deceased Beneficial Owner, accompanied by appropriate evidence of death and tax waivers requested by the Trustee. (See "Description of the Bonds -- Redemption at Request of Bondholders or Beneficial Owners" in the accompanying Prospectus.)

                     Each request for redemption will remain in effect on each
                       subsequent Redemption Date until such Bonds have been redeemed or until written notice is submitted withdrawing such request for redemption of such Bonds, which request must be received by the Tender Date in order to be effective for the next Redemption Date. (See "Description of Book Entry Procedures" in this Prospectus Supplement.) All such requested redemptions will be made at 100% of the principal amount of the Bonds redeemed plus accrued interest to the Redemption Date.

                     The procedures to be used to determine the priority of
                       requests for redemption may be revised from time to time by the Clearing Agency and its Clearing Agency Participants. (See "Special Considerations -- Book Entry Registration" in the accompanying Prospectus for a description of other considerations regarding book entry bonds.)

                     There is no assurance that the funds available in the
                       Redemption Fund will be sufficient to permit a Beneficial Owner to have any Bonds redeemed prior to maturity or within a reasonable time after redemption is requested. Until redeemed, Bonds held for future redemption will continue to earn interest at the Bond Rate. (See "Special Considerations -- Funds Available for Redemption" in the accompanying Prospectus.)

  C. Mandatory
     Redemption......The Issuer is obligated to redeem Bonds on a mandatory basis on each Redemption Date to the extent that the amount in the Redemption Fund on such Redemption Date exceeds the aggregate amount of all redemptions requested by Bondholders to be made on such Redemption Date.

                     On the twelfth Business Day of each month (each, an
                       "Accounting Date"), the Trustee will notify the Clearing Agency to determine the amount of Bonds for which requests for redemption have been accepted through the related Tender Date and, thereby, to determine the principal amount, if any, of Bonds that will be subject to mandatory redemption on the next Redemption Date. The Clearing Agency will allocate any amounts of Bonds to be subject to mandatory redemption among Clearing Agency Participants (as defined under "Description of Book Entry Procedures" herein) by random lot in accordance with the Clearing Agency's rules and procedures, based upon the assumption that each Clearing Agency Participant holds individual $1,000 Bonds aggregating the full amount of that Clearing Agency Participant's holdings. The Clearing Agency shall notify those Clearing Agency Participants whose holdings have been selected for mandatory redemption on or before the Redemption Date on which Bonds are to be redeemed. The Clearing Agency Participants will then determine the Beneficial Owners (or other indirect participants acting on behalf of Beneficial Owners through such Clearing Agency Participants) whose Bonds have been redeemed and will forward the mandatory redemption payment of the Bonds to such Beneficial Owners or indirect participants. No notice of redemption will be given to Beneficial Owners prior to the respective Redemption Dates on which their Bonds are redeemed. The redemption price will be 100% of the principal amount of the Bonds so redeemed plus accrued interest to the Redemption Date on which such Bonds are redeemed. (See "Description of the Bonds -- Mandatory Redemption" in the Prospectus).

                     In the event of Book Entry Termination, if mandatory
                       redemptions are required, the Trustee will select the Bonds to be so redeemed by random lot.

  D. Redemptions
     at the Option of
     the Issuer......Bonds may be redeemed at the option of the Issuer, in whole or in part, on any Redemption Date (i) prior to the fourth anniversary of their issuance, if the outstanding aggregate principal amount of the Bonds declines to 20% or less of their original aggregate principal amount, and
                       (ii) at any time on or after the fourth anniversary of their issuance. The redemption price will be 100% of the principal amount of the Bonds to be redeemed plus accrued interest to the Redemption Date. (See "Special Considerations -- Redemption at the Option of the Issuer" and "Description of the Bonds -- Redemption at the Option of the Issuer" in the Prospectus.)

  E. Principal
     Redemptions of
     the Bonds --
     Factors
     Relating to
     Prepayments and
     Substitutions of
     GNMA
     Certificates....The rate of payments of principal on the Bonds will depend on the rate of prepayments of the principal of the Mortgage Loans underlying the GNMA Certificates pledged to secure the Bonds. Prepayments of principal on the underlying Mortgage Loans are less likely to occur during periods when prevailing mortgage interest rates are higher than the interest rates on such Mortgage Loans, because it is generally attractive to mortgagors to pay off mortgage loans bearing "below-market" interest rates as slowly as possible. However, although less funds are likely to be available due to generally lower prepayments rates on the Mortgage Loans during periods of higher interest rates, it is likely that greater numbers of Bondholders will tender their Bonds for redemption in order to take advantage of the generally higher interest rates then payable on other investments comparable to the Bonds.

                     By contrast, prepayments of principal on the Mortgage Loans underlying the GNMA Certificates are most likely to occur during periods of generally lower interest rates when it is expected that Bondholders will least desire redemption of their Bonds. The rate of payments on the Mortgage Loans underlying the GNMA Certificates will depend upon a number of factors in addition to the prevailing level of interest rates, including the economic environment as a whole and other factors affecting individual mortgagors. Therefore, no assurance can be given as to the actual prepayment experience with respect to the Mortgage Loans underlying the GNMA Certificates and, therefore, the actual prepayment experience with respect to the Bonds (See "Prepayment of the Bonds -- The Effects of Interest Rate Changes and Other Factors" in this Prospectus Supplement and "Description of the Bonds -- Maturity of the Bonds" and "Special Considerations -- Funds Available for Redemption at the Request of Bondholders" in the Prospectus.)

                     To the extent that principal prepayments with respect to
                       the Mortgage Loans result in prepayments on the Bonds during periods of generally lower interest rates, Bondholders may be unable to reinvest such principal prepayments in securities having a yield and rating comparable to the Bonds.

                     In addition, the effect of the Issuer's ability to deposit or substitute additional GNMA Certificates, within the parameters described herein, may be (1) to reduce the availability of funds to redeem Bonds pursuant to requests by Bondholders at times when prevailing interest rates are higher than the Bond Rate or (2) to increase the rate of mandatory redemptions of Bonds at times when prevailing interest rates are lower than the Bond Rate. See "Description of the GNMA Certificates Securing the Bonds -- Substitutions" herein and "Special Considerations -- Funds Available for Redemption" in the Prospectus.

Certain Federal
Income Tax
Matters..............Taxable Beneficial Owners will be required to include interest paid or accrued on the Bonds in gross income. Payments on Bonds held by foreign persons will generally be exempt from United States withholding tax, subject to compliance with applicable certification requirements. Counsel to the Issuer have advised the Issuer that in their opinion the Bonds will be treated for federal income tax purposes as indebtedness of the Issuer.

                     Bonds owned by a real estate investment trust will not be
                       treated as "real estate assets" or "Government securities" and interest on the Bonds will not be considered "interest on obligations secured by mortgages on real property or on interests in real property". Similarly, the Bonds will not constitute "loans secured by an interest in real property" or "obligations of the United States" for domestic building and loan associations. In addition, Bonds held by a regulated investment company will not constitute "Government securities". The Issuer will not elect to treat the segregated pool of assets securing the Bonds as a "real estate mortgage investment conduit" ("REMIC"). (See "Certain Federal Income Tax Consequences" in the Prospectus.)

Legal Investment.....The Bonds constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"), and as such, are legal investments for certain entities to the extent provided in SMMEA. However, certain states have enacted legislation overriding the exemption afforded by SMMEA. Notwithstanding SMMEA, there are other restrictions on the ability of certain investors, including depository institutions, either to purchase Bonds or to purchase Bonds representing more than a specified percentage of such investors' assets. Investors should consult their own legal advisors in determining whether and to what extent the Bonds constitute legal investments or are subject to restrictions on investment. (See "Legal Investment" in the accompanying Prospectus.)

Bond Rating..........It is a condition to the issuance of the Bonds that they be rated "AAA" by Standard & Poor's Ratings Group. (See "Bond Rating" herein.)

                          CERTAIN LEGAL CONSIDERATIONS

     In the event of the bankruptcy or insolvency of any of the Issuer's affiliates, a creditor or trustee in bankruptcy may seek a court order consolidating the assets and liabilities of the Issuer with those of such affiliate ("substantive consolidation"). This transaction has been structured applying principles such that following the bankruptcy of an affiliate of the Issuer, a court, upon motion of a creditor or trustee in bankruptcy, should not consolidate the assets and liabilities of the Issuer and such affiliate on the basis of any legal theory regarding substantive consolidation previously recognized by courts of competent jurisdiction in bankruptcy proceedings. The foregoing statement is based on and subject to a number of assumptions concerning facts and circumstances that have been noted, cited or acknowledged by courts adjudicating similar claims in prior cases and certain other assumptions regarding the separate corporate identities of the Issuer and its affiliates, many of which relate to the manner in which the Issuer and its affiliates will conduct their respective businesses in the future.

     In addition, in the event of the bankruptcy or insolvency of any of the Issuer's affiliates from which the Issuer may purchase the GNMA Certificates, it is possible that a creditor or trustee in bankruptcy may claim that the transactions between the Issuer and such affiliate were pledges of the GNMA Certificates rather than true sales, and that, accordingly, the GNMA Certificates should be part of such affiliate's bankruptcy estate. The Issuer and any such affiliate will treat transfers of the GNMA Certificates as sales from the affiliate to the Issuer for tax and accounting purposes, but such treatment will not preclude a creditor or trustee in bankruptcy of such affiliate from pursuing such claim. If such transactions are determined to be sales to the Issuer, the GNMA Certificates would not be part of any such affiliate's bankruptcy estate and would not be available to any such affiliate's creditors.

     If either of the foregoing positions are argued before a court, such arguments could prevent, even if ultimately unsuccessful, timely payments of amounts due on the Bonds, and could result, if ultimately successful, in payment of reduced amounts on the Bonds.

                      DESCRIPTION OF THE GNMA CERTIFICATES
                               SECURING THE BONDS

GENERAL

     The GNMA Certificates securing the Bonds will be "fully modified pass-through" mortgage-backed certificates guaranteed as to full and timely payment of principal and interest by GNMA. The guaranty obligation of GNMA with respect to the GNMA Certificates is backed by the full faith and credit of the United States. (See "The Collateral -- GNMA Certificates" in the Prospectus.) Each of the GNMA Certificates will have an original maturity of not more than 30 years. On the date of delivery of the Bonds, such GNMA Certificates will have an aggregate GNMA Collateral Value at least equal to the principal amount of the Bonds plus $1,000. It is anticipated that the GNMA Certificates will be held on deposit at the Participants Trust Company, a limited purpose trust company organized under the banking laws of the State of New York.

     Each GNMA Certificate securing the Bonds was or will be issued by a mortgage banking company or other financial concern which has been approved by GNMA as an authorized issuer of GNMA Certificates. The Issuer anticipates that the GNMA Certificates which will secure the Bonds on the date of delivery will have been issued not earlier than December 1, 1985 and not later than April 1, 1997. It is further anticipated that such GNMA Certificates will bear interest at rates ranging from 6.5% to 7.5% per annum. The foregoing information is approximate based on information available as of the date of this Prospectus Supplement. Since all of the GNMA Certificates may not have been acquired as of the date of this Prospectus Supplement, there may be discrepancies between the actual GNMA Certificates which will secure the Bonds and the GNMA Certificates which the Issuer currently expects to acquire. However, all of the GNMA Certificates initially securing the Bonds must bear interest at rates ranging from 6.0% to 8.0% per annum and must have maturity dates no earlier than January 1, 2016 and no later than May 1, 2027. The actual GNMA Certificates delivered to secure the Bonds will be described in a Current Report on Form 8-K filed with the Securities and Exchange Commission following the issuance of the Bonds.

     In the event that the GNMA Certificates proposed to be pledged (or comparable GNMA Certificates) are not delivered on the Closing Date, the Issuer intends to deposit cash with the Trustee, on an interim basis pending such delivery, in an amount such that the sum of (a) the cash deposited on the Closing Date and (b) reinvestment income thereon to the first Payment Date at the Assumed Reinvestment Rate is at least equal to (i) the GNMA Collateral Value of the GNMA Certificates not delivered (which shall be assumed to have the characteristics of the GNMA Certificates described above) (the "Undelivered Amount") plus (ii) the interest that will accrue during the Initial Accrual Period at the Bond Rate on an aggregate principal amount of the Bonds equal to the Undelivered Amount. The Issuer will agree to deliver to the Trustee such GNMA Certificates or comparable GNMA Certificates within 35 days after the Closing Date. To the extent such GNMA Certificates are not delivered within 35 days after the Closing Date, the cash so deposited with the Trustee will be applied to the extent required by the Indenture, which may require the application of all or a part of such cash to redeem an aggregate principal amount of Bonds up to the Undelivered Amount. To the extent that the Issuer is not able to obtain adequate assurance of delivery of suitable GNMA Certificates within the requisite 35-day period in an amount sufficient to meet the criteria then imposed by the Securities and Exchange Commission in order for the Bonds to be "mortgage-related securities," the aggregate principal amount of the Bonds being issued may be reduced to the extent necessary to meet the Commission's current criteria.

SUBSTITUTIONS

     The Issuer may deposit additional GNMA Certificates as Collateral for the Bonds or substitute GNMA Certificates for GNMA Certificates previously pledged as Collateral for the Bonds, in each case under the conditions prescribed in the Indenture. (See "Description of the Bonds -- Deposits, Substitution and Withdrawal" in the Prospectus.) Notwithstanding the Issuer's ability to deposit, substitute and withdraw GNMA Certificates, all of the GNMA Certificates securing the Bonds must at all times conform to the characteristics prescribed for the GNMA Certificates initially pledged to secure the Bonds, as previously described under "General", except that the GNMA Certificates may have maturity dates no later than April 1, 2033. Any payments of principal and interest due to be received on any GNMA Certificate after April 30, 2028, the stated maturity date of the Bonds, will not be included in the calculation of GNMA Collateral Value. Additionally, the GNMA Collateral Value of the total pool of GNMA Certificates securing the Bonds may not, at any time, exceed 106% of the GNMA Collateral Value then required to be maintained to secure the Bonds pursuant to the provisions of the Indenture and Series Supplement.

     The effect of the deposit or substitution of other GNMA Certificates as Collateral for the Bonds may be to limit the amount of funds required to be deposited to the Redemption Fund for the redemption of Bonds and may therefore reduce the availability of funds to redeem Bonds prior to their maturity date. Alternatively, substitutions of GNMA Certificates may result in an increase in funds available for deposit into the Redemption Fund to redeem Bonds pursuant to requests by Bondholders. If sufficient requests by Bondholders have not been submitted, such substitutions of GNMA Certificates may increase the rate of mandatory redemptions on the Bonds. (See "Special Considerations -- Funds Available For Redemption" in the Prospectus.)

                      DESCRIPTION OF BOOK ENTRY PROCEDURES

     The Bonds will be issued in book entry form in denominations of $1,000 and integral multiples of $1,000 in excess of such amount. The Bonds will be represented by a single certificate registered in the name of the nominee of the depository, The Depository Trust Company, as Clearing Agency or its nominee. The Clearing Agency will maintain book entry records of ownership, transfers and pledges of the Bonds only in the names of its Clearing Agency Participants, which include securities brokers and dealers, banks and trust companies and clearing corporations and may include certain other organizations. Prior to Book Entry Termination (as defined below), Beneficial Owners who are not Clearing Agency Participants may transfer and pledge their interests in the Bonds, and exercise any other rights and remedies of Bondholders, only through Clearing Agency Participants or other entities that maintain relationships with Clearing Agency Participants. The Clearing Agency may charge its customary fee to Clearing Agency Participants in connection with any such transfers and pledges. Additionally, prior to Book Entry Termination, payments of principal and interest on the Bonds will be made to Beneficial Owners only through the Clearing Agency and its Clearing Agency Participants. (See "Special Considerations -- Book Entry Registration" and "Description of the Bonds -- Book Entry Registration" in the Prospectus.)

     The Clearing Agency, which is a New York-chartered limited purpose trust company, performs services for its participants, some of whom (and/or their representatives) own the Clearing Agency. In accordance with its normal procedures, the Clearing Agency is expected to record the positions held by each Clearing Agency Participant in the Bonds, whether held for its own account or as a nominee for another person.

     Each payment of principal and interest on the Bonds shall be paid to the Clearing Agency, whose nominee will be the record holder of Bonds. The Clearing Agency will be responsible for crediting the amount of such payments to the respective accounts of the applicable Clearing Agency Participants in accordance with the Clearing Agency's normal procedures, which currently provide for payments in next-day funds settled through the New York Clearing House. Each Clearing Agency Participant will be responsible for disbursing such payments to the Beneficial Owners that it represents and to each brokerage firm for which it acts as agent. Each such brokerage firm will be responsible for disbursing funds to the Beneficial Owners that it represents.

     Whenever principal is to be paid on the Bonds, the payment will be rounded downward to the amount required to redeem an integral number of the Bonds. The Trustee will give notice to the Clearing Agency, and the Clearing Agency will determine the number of Bonds to be redeemed from the account of each Clearing Agency Participant. Each Clearing Agency Participant will in turn determine the number of Bonds to be redeemed from the account of each Beneficial Owner and each brokerage firm that it represents. A Beneficial Owner of Bonds may request that all or any portion of his Bonds be redeemed by the Issuer at the earliest opportunity by submitting a request for redemption to the Clearing Agency Participant or the brokerage firm that maintains his account in the Bonds. If submitted to a brokerage firm, that firm should in turn make the request to the Clearing Agency Participant which acts as its agent. The Clearing Agency Participant will submit such requests for redemption to the Clearing Agency.

     Pursuant to the Letter of Representations to be entered into among the Issuer, the Trustee and the Clearing Agency, the Trustee shall select Bonds to be redeemed at the option of the Beneficial Owners from voluntary offering forms previously transmitted to the Trustee by the Clearing Agency in the order such forms were received by the Clearing Agency. The required form of the voluntary offering forms to be submitted by Beneficial Owners, as well as the exact procedures to be followed by the Clearing Agency for purposes of determining the order of receipt will be established from time to time by the Clearing Agency. In the event of termination of registration of Bonds in the name of the Clearing Agency, requests for redemption must be submitted directly to the Trustee. A Beneficial Owner may withdraw his request for redemption by notifying the brokerage firm that maintains his accounts in the Bonds. For a request for redemption, or withdrawal of request for redemption, to be honored with respect to a Redemption Date, it must be received by the Clearing Agency (in the case of a request for redemption) and by the Trustee (in the case of a withdrawal of a request for redemption) during the period from the first through the tenth day of the month in which such Redemption Date occurs (each, a "Tender Date"). Requests for redemption received by the Clearing Agency after the tenth day of the month in which the Payment Date occurs on which a given redemption is desired, and requests for redemption received in a timely manner but not accepted for redemption with respect to a given Payment Date, will be treated as requests for redemption on the next succeeding Payment Date and each succeeding Payment Date thereafter until the request is accepted or is withdrawn. If a notice of withdrawal of a request for redemption has not been received by the Trustee by the tenth day of the month in which such Redemption Date occurs, the previously made request for redemption will be irrevocable with respect to the selection of Bonds for redemption on the applicable Redemption Date.

     To the extent that the aggregate amount of principal payments required by the Indenture to be applied to the Bonds exceeds the aggregate principal amount of Bonds tendered for redemption by Beneficial Owners, Bonds will be mandatorily redeemed in accordance with applicable established random lot procedures of the Clearing Agency and the other established procedures of the brokerage firms representing the Beneficial Owners. Accordingly, a Clearing Agency Participant or brokerage firm may determine to redeem Bonds from the account of some owners (which could include such Clearing Agency Participant or brokerage firm) without redeeming such Bonds from the account of other Beneficial Owners. In the event that the Issuer elects to conduct a partial optional redemption, the Bonds to be optionally redeemed will also be determined by such Clearing Agency procedures.

     The Bonds will be issued in definitive, registered form to Beneficial Owners or their nominees, and thereupon such Beneficial Owners will become Bondholders only upon Book Entry Termination which shall be deemed to occur in the case of any of the following events: (i) the Clearing Agency or the Issuer advises the Trustee in writing that the Clearing Agency is no longer willing or able properly to discharge its responsibilities as nominee and depository with respect to the Bonds and the Issuer and the Trustee are unable to locate a qualified successor to serve as a Clearing Agency, (ii) the Issuer, with the consent of the Trustee, elects to terminate the book-entry system by notice to the Clearing Agency, or (iii) an Event of Default (as defined in the Prospectus) shall occur and be continuing and the Clearing Agency and the Clearing Agency Participants, at the direction of Beneficial Owners representing a majority in outstanding principal amount of the Bonds, advise the Trustee in writing that the continuation of a book entry system is no longer in the best interests of Beneficial Owners. Upon Book Entry Termination, Beneficial Owners will become registered Bondholders and will deal directly with the Trustee with respect to transfers, notices, payments and requests for redemption.

     The Clearing Agency has advised the Issuer and the Trustee that, prior to Book Entry Termination, the Clearing Agency will take any action permitted to be taken by a Bondholder under the Indenture only at the direction of one or more Clearing Agency Participants to whom the Bonds are credited in an account maintained by the Clearing Agency. The Clearing Agency has advised that it will take such action with respect to any principal amount of the Bonds only at the direction of and on behalf of Clearing Agency Participants with respect to those principal amounts of such Bonds. For example, if a vote of Beneficial Owners is required to accelerate maturity of the Bonds following an Event of Default, the Clearing Agency, acting at the direction of Clearing Agency Participants (which in turn are acting at the direction of Beneficial Owners), may vote in favor of acceleration of maturity with respect to a portion of the principal amount of such Bonds owned by a group of Beneficial Owners and against acceleration with respect to other principal amounts of such Bonds owned by a different group of Beneficial Owners.

     Issuance of the Book Entry Bonds offered hereby in book entry form rather than as physical certificates may adversely affect the liquidity of the Book Entry Bonds in the secondary market and the ability of Beneficial Owners to pledge them. In addition, as described previously prior to Book Entry Termination distributions on the Book Entry Bonds will be made by the Trustee to the Clearing Agency and the Clearing Agency will credit such distributions to the accounts to its Clearing Agency Participants, which will further credit them to the accounts of Beneficial Owners. As a result, Beneficial Owners may experience delays in the receipt of such distributions. See "Special Considerations -- Book Entry Registration" in the Prospectus.

                                USE OF PROCEEDS

     Substantially all of the proceeds to be received by the Issuer from the sale of the Bonds will be used to purchase the GNMA Certificates to be pledged as Collateral for the Bonds, and any remaining net proceeds may be used by the Issuer for its general corporate purposes. It is anticipated that the GNMA Certificates will be purchased by the Issuer from an affiliated entity.

                           PREPAYMENT OF THE BONDS --
             THE EFFECTS OF INTEREST RATE CHANGES AND OTHER FACTORS

     Payments of principal on the Bonds will depend on the rate of prepayments of the principal of the GNMA Certificates, which in turn will depend upon the rate of principal prepayments with respect to the Mortgage Loans underlying such GNMA Certificates. Prepayments of principal on the underlying Mortgage Loans are less likely to occur during periods when prevailing mortgage interest rates are higher than the interest rates on such Mortgage Loans, because it is generally attractive to mortgagors to pay off mortgage loans bearing "below-market" interest rates as slowly as possible. However, during such periods when mortgage interest rates are higher than the rates on the Mortgage Loans it is also likely that interest rates on investments comparable to the Bonds will be higher than the Bond interest rate. When this is the case, greater numbers of Bonds are expected to be tendered for redemption because Bondholders will desire to take advantage of the higher interest rates payable on such other investments then available. Thus, it is likely that greater numbers of Bondholders will be tendering their Bonds for redemption during periods when less funds will be available to honor such redemptions as a result of lower principal prepayments on the Mortgage Loans underlying the GNMA Certificates.

     By contrast, prepayments of principal on the Mortgage Loans underlying the GNMA Certificates are most likely to occur during periods of lower interest rates when it is expected that Bondholders will least desire redemption of their Bonds. During periods in which prevailing mortgage interest rates are lower than the interest rates on the underlying Mortgage Loans, many mortgagors are likely to desire to refinance their Mortgage Loans in order to take advantage of the lower mortgage rates then available. When a Mortgage Loan is "refinanced" the original loan is paid off, with the result that the Mortgage Loan is prepaid in full. Such refinancings of Mortgage Loans will, therefore, result in a greater level of principal prepayments on the GNMA Certificates which must be applied to principal redemptions of the Bonds. As described previously under "Summary of Terms -- Redemption" and "Description of Book Entry Procedures" to the extent that the amount of principal payments required by the Indenture to be applied to the Bonds as a result of principal prepayments on the Mortgage Loans underlying the GNMA Certificates exceeds the aggregate principal amount of the Bonds then tendered to the Trustee for redemption, Bonds will be redeemed by mandatory redemption in accordance with the random lot procedures of the Clearing Agency. Thus, even though they may not have tendered their Bonds for redemption, Bondholders are more likely to have their Bonds repaid on a mandatory basis if interest rates fall, and Mortgage Loan prepayments increase, following the issuance of the Bonds. During such periods of lower interest rates, Bondholders are not expected to desire redemption of their Bonds, as they may not be able to reinvest principal received back on the Bonds in other investments of comparable quality bearing comparable interest rates.

     The foregoing discussion of the effect of interest rates on Mortgage Loan prepayment experience should be understood as a generalization, however, as factors other than interest rates are likely to affect principal prepayments on the Mortgage Loans underlying the GNMA Certificates, resulting in prepayments of the Bonds. Principal prepayments may be influenced by a variety of economic, geographic, social and other factors. Other factors affecting prepayment of Mortgage Loans include changes in mortgagors' housing needs, job transfers, unemployment and mortgagors' net equity in the mortgaged properties. For example, even though falling interest rates may make refinancing attractive, not all mortgagors will be able to obtain alternative financing or be in a financial position to make partial prepayments and will continue to make only scheduled principal payments. Higher interest rates notwithstanding, generally depressed economic conditions may result in increased levels of foreclosures, each of which will have the effect of a prepayment in full of the related Mortgage Loan.

     Additionally, the terms of the redemption mechanism for application of principal to the Bonds creates additional uncertainties with respect to timing of principal payments. Investors should note that principal is applied to the Bonds on a mandatory basis on each Redemption Date when the total principal which must be applied to the Bonds pursuant to the Indenture exceeds the aggregate principal balance of the Bonds tendered for redemption. See "Summary of Terms -- Redemption" in this Prospectus Supplement. In the case of such mandatory redemptions whole Bonds are redeemed out in $1,000 increments on a random lot basis. Therefore, some Bondholders will receive all of their principal much earlier, and other Bondholders will receive none of their principal until much later, than would have been the case if principal were applied to all Bonds on a pro rata basis on each Redemption Date. The fact that Bondholders may tender their Bonds for redemption and, further, that there are certain priorities for redemption of Bonds of deceased Bondholders, pose additional uncertainties as to timing of redemption of the Bonds owned by any given Bondholder. Finally, the Bonds are subject to redemption at the option of the Issuer at the earlier of four years following the date of issuance or the date on which the aggregate outstanding principal balance of the Bonds declines to 20% of their original aggregate principal balance.

     Although no assurance can be given as to the actual prepayment experience of any individual Bondholder, it is anticipated that the actual maturity of substantially all of the Bonds, by principal balance, will occur significantly earlier than the stated maturity of the Bonds. Further, for the reasons described in the preceding paragraphs, the actual maturity of some of the Bonds will occur much earlier than the actual maturity of other Bonds.

                                  BOND RATING

     It is a condition to the issuance of the Bonds that they be assigned a bond rating of "AAA" by Standard & Poor's Ratings Group ("S&P"). The rating of "AAA" is the highest rating that S&P assigns to debt obligations and is assigned by that rating organization to bonds for which the capacity to pay interest and repay principal is extremely strong. Such rating takes into consideration the nature of the GNMA Certificates pledged to secure the Bonds, the guaranty of GNMA, to the extent applicable, the structural and legal aspects associated with the Bonds and the extent to which the stream of principal and interest payments on the GNMA Certificates pledged to secure the Bonds is adequate to make required payments of principal of and interest on the Bonds, as well as other criteria. Investors should be aware that any rating assigned to the Bonds by any rating agency will reflect such agency's assessment solely of the likelihood that holders of such Bonds will receive payments. Such rating will not constitute an assessment of the likelihood that principal prepayments on the mortgage loans underlying the GNMA Certificates will be made by mortgagors or of the degree to which the rate of such prepayments might differ from that originally anticipated.

     The Issuer has not requested a rating on the Bonds by any rating agency other than S&P. However, there can be no assurance as to whether any other rating agency will rate the Bonds, or, if one does, what rating would be assigned by any such other rating agency.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.

                                  UNDERWRITING

     The Underwriters severally have agreed, subject to the terms and conditions of the Terms Agreement, which incorporates by reference the terms of an Underwriting Agreement, to purchase the respective principal amounts of the Bonds set forth opposite their respective names.

                                                                 PRINCIPAL
                                                              AMOUNT OF BONDS
UNDERWRITER                                                   ---------------
Everen Securities, Inc. ....................................    $ 4,500,000
J.C. Bradford & Co. ........................................      4,000,000
Raymond James & Associates, Inc. ...........................      2,000,000
Dain Bosworth, Inc. ........................................      2,000,000
                                                                -----------
          Total.............................................    $12,500,000
                                                                ===========

     The Underwriting Agreement provides that the obligations of the Underwriters are subject to certain conditions precedent, and that the Underwriters will be obligated to purchase all of the Bonds if any are purchased.

     The Issuer has been advised by the Underwriters that they propose to offer the Bonds to the public initially at the offering price set forth on the cover page of this Prospectus Supplement and to certain dealers at such price less a concession of 3% of the principal amount of the Bonds; that the Underwriters and such dealers may allow a discount of 2.5% of such principal amount on sales to other dealers; and that the public offering price and concession and discount to dealers may be changed by the Underwriters.

     The Issuer and Ray Ellison Mortgage Investment Corp., the parent corporation of the Issuer, have agreed to indemnify the Underwriters of the Bonds against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended.

     The Underwriters have agreed with the Issuer that the Underwriters will reimburse the Issuer for a portion of the fees paid by the Issuer to its counsel.

                                 LEGAL MATTERS

     Certain legal matters, including the legality of the Bonds, will be passed upon for the Issuer and for the Underwriters by Andrews & Kurth L.L.P., Dallas, Texas.

                            PREVIOUSLY-ISSUED BONDS

     The Issuer has previously issued ninety Series of its GNMA-Collateralized Bonds, in an aggregate principal amount totaling $1,359,791,000. All such prior Series of Bonds were issued pursuant to the Indenture and are secured by Collateral other than the Collateral securing the Bonds. No Collateral securing any other Series of Bonds will secure payments of principal of and interest on the Bonds, and no Collateral securing the Bonds will secure payments of principal of and interest on any other Series of Bonds.

               ADDITIONAL SERIES 1997A BONDS WHICH MAY BE OFFERED

     The Issuer and the Underwriters may execute an additional Terms Agreement or Agreements for the sale of Bonds in addition to those offered hereby. If there is an increase in the Bonds offered, additional GNMA Certificates will be pledged to the Trustee having an aggregate GNMA Collateral Value, as of the payment date of each GNMA Certificate immediately preceding the date of issuance of the Bonds, at least equal to the principal amount of such additional Bonds. Such additional GNMA Certificates will conform to the parameters set forth above under "Description of the GNMA Certificates Securing the Bonds."

PROSPECTUS
                                  $240,209,000

                     RAY ELLISON MORTGAGE ACCEPTANCE CORP.

                           GNMA-COLLATERALIZED BONDS
                               ISSUABLE IN SERIES

     Ray Ellison Mortgage Acceptance Corp., through any underwriter or underwriters which may be designated at the time of each offering, may offer hereby from time to time up to $249,209,000 aggregate principal amount of its GNMA-Collateralized Bonds, issuable in Series. The Prospectus Supplement accompanying this Prospectus sets forth, for the Series to which such Prospectus Supplement relates, the specific designation of the Bonds of such Series together with their aggregate principal amount, maturity and redemption dates, interest rate, monthly interest payment date and other specific terms. Each Prospectus Supplement also describes the collateral anticipated to initially secure the Bonds of the Series to which it relates and the terms of the offering including the amount of proceeds to the Issuer and the use of such proceeds by the Issuer.

     The Bonds of each Series will be secured by "fully modified pass-through" mortgage-backed certificates guaranteed as to full and timely payment of principal and interest by the Government National Mortgage Association. GNMA is a wholly-owned corporate instrumentality of the United States within the Department of Housing and Urban Development and the guaranty obligation of GNMA with respect to the GNMA Certificates is backed by the full faith and credit of the United States. The Bonds of each Series will, in addition, be secured by certain funds pledged to that particular Series.

     The Bonds of each Series will be subject to redemption by the Issuer (i) upon the request of Bondholders, (ii) on a mandatory basis and (iii) at the option of the Issuer, in each case under certain circumstances and subject to certain priorities and limitations summarized herein under the heading "Prospectus Summary" and described more fully herein under the heading "Description of the Bonds".

     AN INVESTMENT IN THE BONDS SHOULD BE MADE ONLY AFTER REVIEWING THE SPECIAL CONSIDERATIONS DISCUSSED ON PAGES 10 THROUGH 12 HEREOF. THESE CONSIDERATIONS INCLUDE, AMONG OTHERS, THE LIMITED ASSETS OF THE ISSUER OTHER THAN THE GNMA CERTIFICATES PLEDGED TO SECURE THE BONDS OF EACH SERIES AND THE ABSENCE OF ANY ASSURANCE THAT AMOUNTS TO BE DEPOSITED IN THE REDEMPTION FUND FOR A SERIES WILL BE SUFFICIENT TO PERMIT A HOLDER'S BONDS TO BE REDEEMED WITHIN A REASONABLE TIME AFTER REDEMPTION IS REQUESTED.

     There is currently no public market for the Bonds, and there can be no assurance that such a market will develop.

     ALTHOUGH PAYMENT OF THE PRINCIPAL OF AND INTEREST ON THE GNMA CERTIFICATES SECURING THE BONDS OF EACH SERIES IS GUARANTEED BY GNMA, THE BONDS REPRESENT OBLIGATIONS SOLELY OF THE ISSUER AND ARE NOT INSURED OR GUARANTEED BY GNMA OR ANY OTHER GOVERNMENTAL AGENCY, OR BY RAY ELLISON MORTGAGE INVESTMENT CORP., ANY OF ITS AFFILIATES OR ANY OTHER AFFILIATE OF THE ISSUER.
                             ---------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
   EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
      SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
        COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
           PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

                             ---------------------

    This Prospectus may not be used to consummate sales of Bonds unless accompanied by a Prospectus Supplement.

                             ---------------------

                 THE DATE OF THIS PROSPECTUS IS APRIL 14, 1997.

                             PROSPECTUS SUPPLEMENT

     The Prospectus Supplement relating to a particular Series of Bonds to be offered hereby will, among other things, set forth with respect to the Bonds of such Series (i) the aggregate principal amount and the interest rate of such Series of Bonds; (ii) the characteristics of the GNMA Certificates and other Collateral securing such Bonds; (iii) the Payment Dates for payment of interest on the Bonds of such Series; (iv) the first date upon which Bonds will be eligible for redemption at the request of the Bondholders; (v) any restrictions on optional redemptions by the Issuer of the Bonds of such Series; and (vi) the redemption price to be paid for the Bonds of such Series redeemed at the option of the Issuer. Each Prospectus Supplement delivered with this Prospectus is specifically incorporated by reference into this Prospectus.

                             AVAILABLE INFORMATION

     The Issuer was incorporated in Texas on October 1, 1984. The Issuer is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith is required to file reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington D.C. 20549; and at the Commission's regional offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can also be obtained from the Commission at prescribed rates through its Public Reference Section at 450 Fifth Street, N.W., Washington, D.C. 20549. Such material may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov.

     The Issuer has filed with the Commission a Registration Statement (the "Registration Statement") under the Securities Act of 1933, as amended, with respect to the Bonds offered by this Prospectus and the related Prospectus Supplement. This Prospectus and Prospectus Supplement, which form a part of the Registration Statement, do not contain all of the information set forth in the Registration Statement, certain parts having been omitted pursuant to the rules and regulations of the Commission. The Registration Statement will be available for inspection and copying as set forth above.

     The Issuer does not plan to send any financial reports to holders of Bonds. The Indenture Trustee will provide the reports described herein under "The Indenture -- Reports to Bondholders".

     The Issuer's principal executive offices are located at Renaissance Plaza, 70 N.E. Loop 410, Suite 545, San Antonio, Texas 78216. Its telephone number is
(210) 342-1085.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Issuer's Annual Report on Form 10-K for its fiscal year ended December 31, 1996 heretofore filed by the Issuer with the Commission under the Exchange Act is incorporated by reference in this Prospectus.

     All documents filed by the Issuer pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the last offering of the Bonds hereunder shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Issuer will provide without charge to each person to whom a copy of this Prospectus has been delivered, upon the request of such person, a copy of any of or all the documents referred to above which have been or may be incorporated in this Prospectus by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into any such document). Requests for such copies should be directed to Locksley S. Simmons, Vice President, Ray Ellison Mortgage Acceptance Corp., Renaissance Plaza, 70 N.E. Loop 410, Suite 545, San Antonio, Texas 78216 (210) 342-1085.

                               PROSPECTUS SUMMARY

     The following summary (the "Summary") is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and in the Prospectus Supplement to be prepared for each Series of Bonds (each, a "Prospectus Supplement"), and the terms defined in this Summary have the same meanings in the remainder of this Prospectus. This Summary and the remainder of this Prospectus are qualified in their entirety by reference to the related Indenture (the "Indenture"), between Ray Ellison Mortgage Acceptance Corp. (the "Issuer") and the trustee for such Series (the "Trustee"), as supplemented by one or more supplements to the Indenture (each a "Series Supplement"), between the Issuer and such Trustee, governing such Series. A form of the Indenture has been incorporated by reference as an exhibit to the Registration Statement of which this Prospectus is a part, and a form of each Series Supplement will be filed with the Securities and Exchange Commission upon issuance of the Series to which it relates.

Securities Offered...The securities offered are GNMA-Collateralized Bonds (the
                       "Bonds"), issuable in Series (each, a "Series") in the principal amount, at the interest rate and on the other terms specified in the Prospectus Supplement to be prepared for each Series. The Bonds of each Series will be issued either in definitive, fully registered form or book entry form in the authorized denominations specified in the related Prospectus Supplement. Unless a distinction is made herein between holders of Bonds issued in definitive form ("Bondholders") or beneficial owners of Bonds issued in book entry form ("Beneficial Owners"), the term "Bondholders" and "holders of Bonds" may refer to either.

Bond Rating..........Under the Indenture and pursuant to the terms of its
                       Articles of Incorporation, the Issuer may issue only Bonds which have been rated in the highest bond category by at least one nationally-recognized investment rating agency. The rating agency or agencies and ratings assigned with respect to each Series of Bonds will be specified in the Prospectus Supplement for such Series.

Issuer...............The Issuer is Ray Ellison Mortgage Acceptance Corp., a
                       Texas corporation with its principal office located at Renaissance Plaza, 70 N.E. Loop 410, Suite 545, San Antonio, Texas 78216, telephone number (210) 342-1085. The Issuer is a wholly-owned subsidiary of Ray Ellison Mortgage Investment Corp. ("REMIC"). The Issuer was formed for the sole purpose of acquiring "fully-modified pass-through" mortgage-backed certificates guaranteed as to timely payment of principal and interest by the Government National Mortgage Association ("GNMA") and issuing bonds collateralized by such Certificates (the "GNMA Certificates"). The GNMA Certificates will be issued and serviced by an approved GNMA issuer and servicer.

                     Each such GNMA Certificate will be backed by a pool of
                       mortgage loans which will be either insured by the Federal Housing Administration (the "FHA") of the U.S. Department of Housing and Urban Development under the National Housing Act of 1934, as amended, guaranteed by the Farmers Home Administration (the "FmHA") under Title V of the Housing Act of 1949, or insured or guaranteed by the U.S. Veterans Administration (the "VA") under Chapter 37 of Title 38, United States Code.

                     Neither REMIC, any of its affiliates (other than the
                       Issuer), nor any other affiliate of the Issuer has guaranteed the Bonds or is otherwise obligated with respect to any of the Bonds. The Issuer does not have, nor is it expected in the future to have, any significant assets other than the assets pledged to secure specific Series of GNMA-Collateralized Bonds issued by it from time to time.

Interest Payments....Each Series of Bonds will bear interest at the rate set forth in the related Prospectus Supplement for such Series. Such interest will be payable monthly on each monthly Payment Date (each, a "Payment Date"), specified in the related Prospectus Supplement for such Series, commencing with the month specified in such Prospectus Supplement.

                     Each payment of interest on the Bonds of each Series will
                       include all interest accrued during the related accrual period (each, an "Accrual Period") specified under the heading "Summary of Terms of the Series 199
                       Bonds -- Interest Payments" in the related Prospectus Supplement for such Series. Unless otherwise provided in the related Prospectus Supplement, each Accrual Period will end on a date prior to the related Payment Date, with the result that the effective yield to the bondholders of such Series will be reduced to a level below the yield which would apply if the Accrual Period ended on such Payment Date. Upon maturity or earlier redemption of Bonds of any Series, interest will be paid to the date specified in the related Prospectus Supplement. In the event that interest is not accrued to the maturity date or redemption date, as the case may be, for any Series of Bonds, the effective yield to the holder of such Bonds will be reduced to a level below the yield that would apply if interest were paid to the respective maturity date or redemption date of such Series of Bonds. (See "Description of the
                       Bonds -- General".)

                     The monthly interest payments to be made on each respective
                       Payment Date will be made to Bondholders of record of each Series as of the close of business on the date specified in the related Prospectus Supplement for each Payment Date (each being a "Regular Record Date"). Bondholders of Bonds issued in definitive form will receive such monthly interest payments by check mailed by the Trustee or paying agent, if any, appointed by the Issuer for such purpose, to Bondholders at their respective addresses appearing on the register on the applicable Regular Record Date. Beneficial Owners of Bonds held in book entry form ("Book Entry Bonds") will receive interest payments according to procedures described under "Description of the Bonds -- Book Entry Registration" herein and the related Prospectus Supplement for any Series of Book Entry Bonds.

Redemption of Bonds

  A. General.........Principal payments on the Bonds of each Series will be made on the dates specified in the related Prospectus Supplement (each, a "Redemption Date") through redemptions under certain conditions and subject to certain limitations described herein or in the Prospectus Supplement for such Series to the extent of any funds on deposit in the account to be used in making redemptions (the "Redemption Fund"). Such redemptions may be either
                       (i) at the request of any Bondholders for the redemption of their Bonds, (ii) on a mandatory basis or (iii) at the option of the Issuer. All redemptions will be made at a redemption price equal to 100% of principal (unless the related Prospectus Supplement specifies a higher percentage of principal for a redemption at the option of the Issuer) together with accrued interest to the date specified in the related Prospectus Supplement.

  B. Amounts to be
     Deposited into
     the Redemption
     Fund............On each Redemption Date, an amount equal to the Value
                       Differential, as defined below, for such Series calculated as of the date specified for such Series in the related Prospectus Supplement (each, an "Accounting Date") will be deposited into the Redemption Fund from funds available in the Collection Account. The "Value Differential" for each Series is defined in the Indenture as the amount, as of each Accounting Date, by which the aggregate outstanding principal amount of the Bonds of such Series exceeds the sum of the aggregate GNMA Collateral Value (defined below) of the GNMA Certificates securing such Series plus any amount less than $1,000 then on deposit in the Redemption Fund for such Series. Unless specified otherwise in the Prospectus Supplement for any Series of Bonds, the aggregate GNMA Collateral Value of the GNMA Certificates securing any Series cannot exceed the Maximum GNMA Collateral Value Percentage (as specified in the related Series Supplement for each Series of Bonds) of the lesser of (i) the aggregate principal amount, scheduled to be received on the GNMA Certificates prior to the maturity date of such Series, or (ii) the present value of the scheduled distributions on such GNMA Certificates to be received prior to the maturity date of such Series, discounted monthly at the interest rate payable on the Bonds of such Series. The Issuer may voluntarily deposit or substitute GNMA Certificates to the extent permitted by the Indenture which may have the effect of reducing or increasing the Value Differential. In no event, however, will the amount transferred to the Redemption Fund with respect to any Redemption Date be less than the incremental amount which is necessary to make the aggregate amount transferred to the Redemption Fund through such date at least equal to the aggregate amount which would have been transferred through such date were the Bonds still secured by the GNMA Certificates originally pledged to secure such Series of Bonds and assuming that no prepayments had been made on the mortgage loans underlying such GNMA Certificates.

  C. Redemption at
     Request of
     Bondholders.....Redemptions of Bonds of each Series pursuant to the request of any Bondholder will be made as described herein under the heading "Description of the Bonds -- Redemption at Request of Bondholders or Beneficial Owners" and as described in the related Prospectus Supplement for such Series. The Prospectus Supplement for each Series will specify the Redemption Dates for such Series. Requested redemptions, however, will be made only to the extent funds are available in the Redemption Fund for such Series as of the Redemption Date on which such redemption is to take place. Deposits to the Redemption Fund are described in "Amounts to be Deposited into the Redemption Fund" above.

                     Certain preferences with respect to requested redemptions
                       will be given to Bonds held beneficially by the estates of deceased Bondholders or Beneficial Owners ("Deceased Holders"). Requests for redemption must be made in accordance with the provisions described herein under the heading "Description of the Bonds -- Redemption at Request of Bondholders and Beneficial Owners" and in the related Prospectus Supplement.

                     There is no assurance that sufficient funds will be
                       available in the Redemption Fund to permit a Bondholder to have any of such Bondholder's Bonds redeemed prior to maturity or within a reasonable time after redemption is requested.

                       Unless otherwise specified in the related Prospectus Supplement, Bonds for which redemption has been requested will continue to earn interest until redeemed at the rate applicable to the Series and such interest will be paid on the regular monthly Payment Dates for such Series.

  D. Mandatory
     Redemption......On each Redemption Date following the issuance of the Bonds of such Series, the Issuer is obligated to redeem Bonds on a mandatory basis to the extent that the amount in the Redemption Fund on such Redemption Date exceeds the aggregate amount of all redemptions to be made at the request of Bondholders. Mandatory redemptions of Bonds will be made as described in the related Prospectus Supplement for such Series and "Description of the Bonds -- Mandatory Redemption" herein.

  E. Redemption at
     the Option of
     the Issuer......As described herein under the heading "Description of the
                       Bonds -- Optional Redemption", the Bonds of any Series may be redeemed in whole or in part at the option of the Issuer on any Redemption Date for such Series under the conditions specified in the related Prospectus Supplement. Such redemptions may be made from any available funds.

Book Entry
Registration.........If the Prospectus Supplement for a Series so provides,
                       Bonds of such Series may be issued in book entry form in which case a single certificate will be issued in the name of a clearing agency registered with the Commission (a "Clearing Agency") or its nominee. Transfers and pledges of Book Entry Bonds may be made only through entries on the books of the Clearing Agency in the names of its participants ("Clearing Agency Participants") or their nominees, and transfers and pledges by purchasers and other Beneficial Owners of Book Entry Bonds other than Clearing Agency Participants may be effected only through Clearing Agency Participants. Beneficial Owners will receive payments of principal and interest, and may tender Bonds for redemption to the Trustee, only through the Clearing Agency and Clearing Agency Participants. Except as otherwise specified in this Prospectus or a related Prospectus Supplement, the terms "Bondholders" and "holders" shall be deemed to include Beneficial Owners. (See "Special Considerations -- Book Entry Registration" and "Description of the Bonds -- Book Entry Registration.")

The Collateral.......Each Series of Bonds will be separately secured by specific collateral, including the GNMA Certificates, a Collection Account (each, a "Collection Account") and various reserve funds (collectively, the "Collateral") as described below.

  A. GNMA
     Certificates....Each Series of Bonds will be secured by a group of GNMA
                       Certificates, which are "fully-modified pass-through" mortgage-backed certificates guaranteed as to timely payment of principal and interest by GNMA. GNMA's guarantee obligation is backed by the full faith and credit of the United States. The GNMA Certificates securing each Series of Bonds will have, as of the date of issuance for the Bonds of such Series (its "Issue Date"), a GNMA Collateral Value which, together with any cash deposited into the Collection Account on the Issue Date as provided in the related Prospectus Supplement, will at least equal the aggregate principal amount of the Bonds of such Series plus $1,000. Thereafter, on each monthly Payment Date, the GNMA Collateral Value of such GNMA Certificates, plus whatever amount is on deposit in or to be deposited that day in the Redemption Fund for such Series, will be at least equal to the aggregate unpaid principal amount of the Bonds of such Series.

                     In the event that sufficient principal and interest
                       payments on the GNMA Certificates securing a Series will not be received by the Trustee in time to fund the Reserve Fund and the first interest payment to be made on such Series, the Issuer will, on the Issue Date, deposit with the Trustee an amount in cash or a letter of credit equal to the deficiency.

                     The GNMA Certificates pledged as Collateral with respect to each Series will be registered in the name of the Trustee and held by the Trustee as security only for the Bonds of such Series. All payments on the GNMA Certificates securing a Series will be made directly to the Trustee and will be available for application to the payment of the principal of and interest on the Bonds of such Series, unless and until such GNMA Certificates are withdrawn by the Issuer as permitted by the Indenture, to the extent of any Excess GNMA Collateral Value, as defined below, or pursuant to any permitted substitution of Collateral, and except for certain surplus amounts which the Issuer is permitted under the Indenture to withdraw from the Collection Account from time to time. "Excess GNMA Collateral Value" will be the excess, if any, on any date as of which the Issuer requests a release of GNMA Certificates or moneys pursuant to the Indenture, of (i) the sum of (A) the aggregate GNMA Collateral Value of all GNMA Certificates securing such Series and (B) any funds in the Redemption Fund over (ii) the aggregate outstanding principal balance of the Bonds of such Series.

  B. Collection
     Account.........Each Series of Bonds will also be secured by amounts deposited from time to time in the Collection Account from payments received on the GNMA Certificates and from other sources. On each Redemption Date for a Series of Bonds, the amount to be available for application to the principal of the Bonds, in the form of redemptions as described herein, will be withdrawn from the Collection Account and deposited into the Redemption Fund. Unless specified otherwise in the Prospectus Supplement for a Series of Bonds, any funds remaining in a Collection Account on any Payment Date following such deposit to the Redemption Fund and following payment of all interest due and payable on the Bonds on such Payment Date will be promptly paid over to the Issuer in accordance with the terms of the Indenture.

  C. Redemption
     Fund............Each Series of Bonds will also be secured by cash deposited from time to time in the Redemption Fund for such Series in an amount as described above in this Summary.

  D. Reserve
     Fund............With respect to each Series of Bonds, the Issuer will either make a deposit (in the form more fully described under "The Collateral -- Reserve Fund") to the Reserve Fund for such Series (each, a "Reserve Fund") in an amount, if any, specified in the related Series Supplement for the Series (the "Requisite Amount of the Reserve Fund") or overcollateralize such Series of Bonds with GNMA Certificates having the additional GNMA Collateral Value specified in the Indenture (the "Applicable Overcollateralization Amount"). Such amounts will be available for payment of interest on the Bonds of such Series to the extent that funds otherwise available therefor may be insufficient.

  E. Deposits,
  Substitution
     and
     Withdrawal......The Issuer may (i) deposit additional GNMA Certificates as
                       Collateral for any Series, (ii) to the extent of any Excess GNMA Collateral Value, withdraw within certain restrictions GNMA Certificates as Collateral for the applicable Series or (iii) substitute GNMA Certificates for GNMA Certificates previously pledged as Collateral for a Series, in each case under the conditions described in the Indenture and related Prospectus Supplement. The effect of the deposit of additional GNMA Certificates, or the substitution of GNMA Certificates, as Collateral for a Series may be to limit or increase the amount of funds required to be deposited to the Redemption Fund for the redemption of Bonds of such Series. (See "Description of the Bonds -- Deposits, Substitution and Withdrawal".)

  F. Events of
     Default.........In case an Event of Default with respect to any Series of
                       Bonds should occur and be continuing, the Trustee or the holders of at least 25% in principal amount of the Bonds of such Series then outstanding may declare the principal of the Bonds of such Series to be due and payable. Such declaration may under certain circumstances be rescinded by the holders of a majority in principal amount of the Bonds of such Series then outstanding. An Event of Default with respect to one Series of Bonds will not be an Event of Default with respect to any other Series. (See "The Indenture -- Events of Default".)

Tax Consequences to
  Bondholders........Interest accrued or paid on Bonds from time to time will be taxable as ordinary income. No Bonds of any Series will be issued with any original issue discount, except as described herein under "Certain Federal Income Tax Consequences." Interest payments on Bonds held by foreign persons will generally be exempt from United States withholding tax, subject to compliance with applicable certification procedures. See "Certain Federal Income Tax Consequences". Bonds owned by a real estate investment trust will not be treated as "real estate assets" or "Government securities", and interest on the Bonds will not be considered "interest on obligations secured by mortgages on real property." The Bonds will not constitute "loans secured by an interest in real property" or "obligations of the United States" for domestic building and loan associations. In addition, Bonds held by a regulated investment company will not constitute "Government securities". Special tax counsel has advised the Issuer that in its opinion the Bonds will be treated for Federal income tax purposes as indebtedness of the Issuer. Principal payments made on the Bonds should, to the extent of a Bondholder's basis in the Bonds, be treated as a return of capital. (See "Certain Federal Income Tax Consequences".)

Legal Investment.....Unless otherwise specified in the Prospectus Supplement,
                       Bonds of each Series offered by this Prospectus and the related Prospectus Supplement will constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") and, as such, will be legal investments for certain types of investors to the extent provided in SMMEA, subject, in any case, to any other regulations which may govern investments by such investors. See "Legal Investment".

                       INDEX TO DEFINITIONS OF KEY TERMS

                                                              PAGE
"Accounting Date"...........................................    5
"Accrual Period"............................................    4
"Applicable Overcollateralization Amount"...................    7
"Beneficial Owners".........................................    3
"Bonds".....................................................    3
"Bondholders"...............................................    3
"Book Entry Bonds"..........................................    4
"Clearing Agency"...........................................    6
"Clearing Agency Participants"..............................    6
"Collateral"................................................    6
"Collection Account"........................................    6
"Deceased Holders"..........................................    5
"Eligible Investments"......................................   21
"Event of Default"..........................................   25
"Excess GNMA Collateral Value"..............................    7
"FHA".......................................................    3
"FmHA"......................................................    3
"Fund"......................................................   21
"GNMA"......................................................    3
"GNMA Certificates".........................................    3
"GNMA Collateral Value".....................................    5
"Guaranty Agreement"........................................   18
"Indenture".................................................    3
"Issue Date"................................................    6
"Issuer"....................................................    3
"Payment Date"..............................................    4
"Prospectus Supplement".....................................    3
"Redemption Date"...........................................    4
"Redemption Fund"...........................................    4
"Regular Record Date".......................................    4
"Requisite Amount of the Reserve Fund"......................    7
"Reserve Fund"..............................................    7
"Series"....................................................    3
"Series Supplement".........................................    3
"Tender Date"...............................................   15
"Trustee"...................................................    3
"VA"........................................................    3
"Value Differential"........................................    5

                             SPECIAL CONSIDERATIONS

     Investors should consider, among other things, the following factors in connection with the purchase of the Bonds:

LIMITED LIQUIDITY AND POSSIBLE LACK OF PUBLIC MARKET

     Although all of the Bonds of any Series may be sold in an underwritten public offering, a public market for the Bonds of one or more Series does not currently exist and may not develop. If a public market for the Bonds of any Series does develop, there is no assurance that it will provide Bondholders with liquidity of investment or that it will remain in existence for the life of such Series. The market value of the Bonds of each Series may fluctuate with changes in prevailing rates of interest. Consequently, sale of the Bonds of any Series by a Bondholder in any market which may develop may be at a discount from par value or purchase price, in which case the proceeds of such sales will be less than the principal amount of, and accrued interest on, the Bonds sold.

FUNDS AVAILABLE FOR REDEMPTION

     There can be no assurance that amounts deposited in the Redemption Fund for a Series of Bonds will be sufficient to permit a holder's Bonds to be redeemed within a reasonable time after redemption is requested, for the following reasons:

          1. The Effect of Deposit or Substitution of Collateral by the Issuer May be to Limit or Increase Funds Available for Redemption. The Issuer may deposit additional GNMA Certificates as Collateral for any Series or substitute new GNMA Certificates for GNMA Certificates previously pledged as Collateral for a Series, in each case under the conditions prescribed in the Indenture. The effect of the deposit or substitution of other GNMA Certificates as Collateral for a Series may be to limit the amount of funds required to be deposited to the Redemption Fund for the redemption of Bonds of such Series and may therefore reduce the availability of funds to redeem Bonds prior to their maturity date. Alternatively, substitutions of GNMA Certificates may increase the funds available for deposit into the Redemption Fund to redeem Bonds of such Series pursuant to requests by Bondholders. If sufficient requests by Bondholders have not been submitted, such substitutions of GNMA Certificates may increase the rate of mandatory redemptions on the Bonds of such Series. (See "Description of the Bonds -- Deposits, Substitution and Withdrawal".)

          2. Because of Minimal Scheduled Principal Payments on the GNMA Certificates in the Early Years, the Deposit of Amounts in the Redemption Fund for a Series is Dependent in Part Upon the Extent of Prepayments of Principal on the GNMA Certificates Securing the Series. Scheduled principal payments on the mortgage loans underlying each GNMA Certificate pledged with respect to each Series of Bonds will be minimal in the early years and will increase in the later years of such mortgage loans. As a result, amounts deposited in the Redemption Fund for any Series (see "Description of the Bonds -- Redemption of Bonds"), and, therefore, available for redemptions at the request of Bondholders, will be limited in the early years and will increase during the later years of each such Series. Accordingly, the availability of funds for redemption of Bonds of any Series at the request of Bondholders may depend in part upon the rates of prepayment of the mortgage loans backing the GNMA Certificates securing the Series, in addition to the factors described in paragraph 1 above. (See "Description of the Bonds -- Maturity of the Bonds" and "The
     Collateral -- The Underlying Mortgage Loans".)

          3. Prepayments of Principal on GNMA Certificates are Least Likely to Occur During Periods of Higher Interest Rates When it is Expected the Requests for Redemption by Bondholders Will be Greatest. During periods in which prevailing interest rates are higher than the interest rate paid on a Series of Bonds, greater numbers of Bondholders are expected to request that their Bonds be redeemed in order to take advantage of the higher interest rates payable on other investments then available. During such periods, there will likely also be a reduction in the rate of prepayments on the mortgage loans backing the GNMA Certificates securing a Series of Bonds, thus limiting the funds available to satisfy requested redemption by Bondholders. Additionally, the Issuer would be most likely to overcollateralize a Series of

     Bonds during such periods of higher interest rates, thereby further reducing funds available to satisfy redemptions at the request of Bondholders. (See "Description of the Bonds -- Redemption of Bonds".)

          4. Deceased Holders have Certain Priorities in Redemption at the Request of Bondholders. All living Bondholders' requests for redemptions will be satisfied, to the extent of $10,000 per Bondholder, only after satisfaction of all requests for redemptions of Bonds beneficially owned by the estates of Deceased Holders holding up to $100,000 aggregate principal amount of Bonds of the applicable Series. All living Bondholders' requests for redemptions in excess of $10,000 per Bondholder will be satisfied only after satisfaction of all requests for redemptions of Bonds beneficially owned by the estates of Deceased Holders. (See "Description of the Bonds -- Redemption at Request of Bondholders or Beneficial Owners".)

REDEMPTION AT THE OPTION OF THE ISSUER

     To the extent specified in the related Prospectus Supplement, the Issuer may redeem any Series of its Bonds. The Issuer anticipates exercising its right to optionally redeem any Series of Bonds, if at the time such Bonds become eligible for optional redemption as described in the related Prospectus Supplement, such Bonds bear interest at a rate greater than the then current market interest rate. During such periods of lower market interest rates, Bondholders are not expected to desire redemption of their Bonds, as they may not be able to reinvest funds received from such redemption of the Bonds in other investments of comparable quality bearing comparable interest rates.

LIMITED ASSETS

     The Issuer does not have, nor is it expected in the future to have, any significant assets other than assets pledged to secure specific Series of GNMA-Collateralized Bonds issued by it. Consequently, Bondholders must rely upon payments under the GNMA Certificates for the payment of principal of, and interest on, the Bonds. If the Collateral securing any Series of Bonds is insufficient to pay such Series, it is unlikely that any other assets of the Issuer will be available for payment of the deficiency. Although payment of principal of, and interest on, the GNMA Certificates securing the Bonds is guaranteed by GNMA, the Bonds represent obligations solely of the Issuer and are not insured or guaranteed by GNMA or any other governmental agency, nor by Ray Ellison Mortgage Investment Corp. ("REMIC") or any other affiliate of the Issuer. A default with respect to a GNMA Certificate securing any Series of Bonds will not necessarily result in an Event of Default with respect to the Bonds secured by such Certificate.

SALE OF COLLATERAL ON DEFAULT; INTEREST RATE FLUCTUATIONS

     If an Event of Default occurs on any Series of Bonds, there can be no assurance that the Collateral securing such Series will be sufficient to pay the principal and interest due on such Bonds. The value of the Collateral will fluctuate with changes in prevailing rates of interest generally. Consequently, the GNMA Certificates securing a Series, or the Eligible Investments in which the various Funds pledged to the Series may be invested, may be liquidated at a discount from par value or from their purchase price, in which case the proceeds of liquidation may be less than the outstanding principal amount of, and accrued interest on, the Bonds of the Series. In such event, the Issuer may be unable to pay in full the principal of, and interest on, such Bonds from the proceeds of the Collateral. The Issuer is likely to have no other assets from which the affected Bondholders could seek payment of their Bonds. Following an Event of Default, the Trustee may sell the Trust Estate securing the Bonds of such Series at one or more public or private sales called and conducted in any manner permitted by law. However, if no Event of Default resulting in a default in payment of principal or interest has occurred, then the Trustee is prohibited from selling the Collateral unless (a) the proceeds of such sale are sufficient to pay in full the principal and accrued interest on the outstanding Bonds of the Series at the date of such sale, or (b) the Trustee obtains the consent of the holders of 100% in principal amount of the outstanding Bonds of the Series.

PAYMENTS DIRECTLY TO THE ISSUER AND DEPOSITS, SUBSTITUTIONS AND WITHDRAWALS OF COLLATERAL

     The Trustee will pay directly to the Issuer the portion of the payments made on the GNMA Certificates securing any Series received in any month that is not required either to be applied on the Payment Date for the Series within such month to pay interest on the Bonds of the Series or to be deposited in the Reserve Fund or the Redemption Fund. In addition, the Issuer may at any time recalculate the amounts required to be on deposit in the Reserve Fund, pursuant to the related Series Supplement, and may withdraw any amount in excess of the Requisite Amount of the Reserve Fund. Such withdrawn amounts would not thereafter be included in the Collateral. In addition, the Issuer may withdraw GNMA Certificates to the extent of any Excess GNMA Collateral Value. The Indenture defines Excess GNMA Collateral Value as (a) the sum of (i) the aggregate GNMA Collateral Value of the GNMA Certificates and (ii) any funds in the Redemption Fund, over (b) the outstanding principal balance of the Bonds of such Series. Further, the Issuer may (i) deposit additional GNMA Certificates or
(ii) withdraw or substitute GNMA Certificates, provided that any such deposit or substitution is permitted only if the Trustee shall have received a certificate signed by the appropriate officers of the Issuer, stating that, at all times since the date of issuance of the Bonds of such Series and immediately after any withdrawal, substitution or deposit of Collateral is made, at least 55% of the assets securing each Series of the Issuer's Bonds consist of GNMA Certificates representing mortgage pools for which the entire pool is represented by GNMA Certificates pledged to secure such Series and at least 55% of the assets of the Issuer consist of GNMA Certificates representing mortgage pools for which the entire pool is represented by GNMA Certificates owned by the Issuer, and the remaining 45% of the assets securing each Series and the remaining 45% of the assets of the Issuer consist primarily of real estate-type interests in the form of GNMA Certificates. (See "-- Funds Available for Redemption -- 1. The Effect of Deposit or Substitution of Collateral by the Issuer May be to Limit or Increase Funds Available for Redemption" above.)

BOOK ENTRY REGISTRATION

     Because transfers and pledges of Book Entry Bonds can be effected only through book entries at a Clearing Agency through Clearing Agency Participants, the liquidity of the secondary market for Book Entry Bonds may be reduced to the extent that some investors are unwilling to hold Bonds in book entry form in the name of Clearing Agency Participants and the ability to pledge Book Entry Bonds may be limited due to lack of a physical certificate. Beneficial Owners of Book Entry Bonds may, in certain cases, experience delay in the receipt of payments of principal and interest since such payments will be forwarded by the Trustee to the Clearing Agency who will then forward payment to the Clearing Agency Participants who will thereafter forward payment to Beneficial Owners. In the event of the insolvency of the Clearing Agency or of a Clearing Agency Participant in whose name Bonds are recorded, the ability of Beneficial Owners to obtain timely payment and (if the limits of applicable insurance coverage by the Securities Investor Protection Corporation are exceeded, or if such coverage is otherwise unavailable) ultimate payment of principal and interest of Book Entry Bonds may be impaired.

                            DESCRIPTION OF THE BONDS
GENERAL

     The Bonds will be issued in Series pursuant to the Indenture. The Indenture will be supplemented by a Series Supplement for each Series. A form of the Indenture has been incorporated by reference as an exhibit to the Registration Statement of which this Prospectus is a part, and a form of each Series Supplement will be filed with the Securities and Exchange Commission as an exhibit to a Current Report on Form 8-K upon the issuance of the Bonds of the Series to which it relates. As a condition to issuance, each Series will be rated by at least one nationally-recognized investment rating agency and given such rating agency's highest bond rating.

     The Bonds of each Series will be secured by separate Collateral. (See "The Collateral".) As explained more fully elsewhere in this Prospectus, the Indenture requires that the GNMA Certificates deposited as Collateral for each Series have, on the Issue Date, an aggregate GNMA Collateral Value that (a) will, together with any cash deposited into the Collection Account for such Series as permitted in the related Prospectus Supplement, at least equal the aggregate principal amount of the Bonds of the Series, and (b) will produce, together with other deposited Collateral, a cash flow sufficient to amortize the Bonds of the Series through redemption and payment at their stated maturity and to support the interest payments required to be made on the Bonds of the Series while they are to be outstanding. The foregoing and the more detailed discussion elsewhere in this Prospectus assume that the Trustee, as the registered holder of such GNMA Certificates, will receive payments of principal and interest on such GNMA Certificates on a timely basis, that the Trustee and the Issuer will comply with all provisions of the Indenture, and that the Eligible Investments, as defined herein under "Investment of Funds", in which the Trustee invests the funds held by it will produce the return, if any, specified in the related Prospectus Supplement in computing the amount of required deposit. (See "The
Collateral -- General"; and "-- Investment of Funds".)

     Under the Indenture, all payments of principal of, and interest on, GNMA Certificates securing a Series of Bonds will be paid to the Trustee as the registered holder of each GNMA Certificate. Such payments are due on the 15th or 20th of each calendar month and, upon receipt, will immediately be deposited in the Collection Account for the Series. Amounts on deposit in the Collection Account for a Series will be applied on each monthly Payment Date for the Series, first to payment of interest then due on the Bonds of the Series as described below under "Payments of Interest", then to any necessary restoration of the Reserve Fund for the Series to whatever amount is required under the Indenture and then to make the deposit required to be made to the Redemption Fund as described below under "Redemption of Bonds", pursuant to which payments of principal in the form of redemptions are made on the Bonds.

     In the case of any Series of Bonds issued in definitive form, Bonds may be presented for payment of principal and interest at the corporate trust office of the agent of the Trustee specified in the Series Supplement governing such Series or at any other address of the Trustee or an agent of the Trustee, hereafter designated in a notice to the Bondholders, or at the office of the paying agent, if any, appointed by the Issuer for such purpose. The Trustee or paying agent, as the case may be, shall make payment of interest by check mailed to the holders of Bonds issued in definitive form at their respective addresses appearing on the bond register. The specific arrangements for payments of principal and interest on each Series of Bonds will be described in the related Prospectus Supplement for such Series. Bonds issued in definitive form may be transferred or exchanged without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith, at the corporate trust office of the Bond Registrar, which initially is the Trustee.

     Any Series of Bonds issued as Book Entry Bonds will receive payments of principal and interest and be submitted for final payment, transfer or exchange as specified in the related Prospectus Supplement and Series Supplement for such Series.

PAYMENTS OF INTEREST

     The Bonds of each Series will bear interest from the date and at the rate specified in the related Prospectus Supplement for such Series. Interest will be payable monthly on each Payment Date for such Series, as specified in the related Prospectus Supplement. Each interest payment will include all interest accrued during the related Accrual Period specified in the Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, each Accrual Period will end on a date prior to the related Payment Date, with the result that the effective yield to the Bondholders of such Series will be reduced to a level below the yield which would apply if the Accrual Period ended on such Payment Date. Upon maturity or earlier redemption of the Bonds of any Series, interest will be paid to the date specified in the related Prospectus Supplement. Unless interest is accrued to the maturity date or Redemption Date, as the case may be, for any Series of Bonds, the effective yield to the holder of such Bonds will be reduced to a level below the yield that would apply if interest were paid to the respective maturity date or Redemption Date of such Series of Bonds. The monthly interest payments will be made on each Payment Date to the persons in whose names the Bonds are registered in the bond register at the close of business on the Regular Record Date specified in the related Prospectus Supplement.

REDEMPTION OF BONDS

     The Issuer will establish a Redemption Fund for each Series of Bonds. A portion of the monthly payments received in respect of the GNMA Certificates securing such Series may be deposited in the

Redemption Fund. There is no assurance that the Redemption Fund for any Series will be sufficient to permit redemption of the Bonds of such Series within a reasonable time after redemption is requested by a Bondholder. (See "Special Considerations -- Funds Available for Redemption".)

     On each Redemption Date, an amount equal to the Value Differential, as described below, will be deposited into the Redemption Fund from funds available in the Collection Account. The "Value Differential" for each Series is the amount, as of each Accounting Date, by which the aggregate outstanding principal amount of the Bonds of such Series exceeds the sum of the aggregate GNMA Collateral Value of the GNMA Certificates securing such Series plus any amounts less than $1,000 then on deposit in the Redemption Fund for such Series. Unless specified otherwise in the Prospectus Supplement for any Series of Bonds, the aggregate GNMA Collateral Value of the GNMA Certificates securing any Series cannot exceed the Maximum GNMA Collateral Value Percentage (as specified in the related Series Supplement for each Series of Bonds) of the lesser of (i) the aggregate principal amount, scheduled to be received on such GNMA Certificates prior the maturity date of such Series, or (ii) the present value of the scheduled distributions on such GNMA Certificates to be received prior to the maturity date of such Series, discounted monthly at the interest rate payable on the Bonds of such Series. The Issuer may voluntarily deposit, withdraw or substitute GNMA Certificates to the extent permitted by the Indenture which may have the effect of reducing or increasing the Value Differential. (See "Special Considerations -- Funds Available for Redemption" and " -- Deposits, Substitution and Withdrawal".) In no event, however, will the amount transferred to the Redemption Fund with respect to any Redemption Date be less than the incremental amount which is necessary to make the aggregate amount transferred to the Redemption Fund through such date at least equal to the aggregate amount which would have been transferred through such date were the Bonds still secured by the GNMA Certificates originally pledged to secure such Series of Bonds and assuming that no prepayments had been made on the mortgage loans underlying such GNMA Certificates.

     In addition to the ability of the Issuer to deposit, withdraw or substitute new Collateral, as described in the preceding paragraph, the rate of prepayment of the mortgage loans backing the GNMA Certificates securing a Series may affect the availability of funds for redemption of Bonds of the Series at the request of the Bondholders. (See "-- Maturity of the Bonds" below.)

MATURITY OF THE BONDS

     In addition to the ability of the Issuer to deposit, withdraw or substitute GNMA Certificates, as described in "-- Deposits, Substitution and Withdrawal" below, the rate of prepayment of the mortgage loans backing the GNMA Certificates securing a Series may affect the availability of funds for redemption of Bonds of the Series at the request of the Bondholders. Each GNMA Certificate is backed exclusively by a pool of mortgage loans either (i) insured by the Federal Housing Administration of the U.S. Department of Housing and Urban Development, under the National Housing Act of 1934, as amended (each, an "FHA Loan"), (ii) guaranteed by the Farmers Home Administration under Title V of the Housing Act of 1949 (each, a "FmHA Loan") or (iii) insured or guaranteed by the U.S. Veterans Administration under Chapter 37 of Title 38, United States Code (each, a "VA Loan"). Prepayments on the FHA Loans, FmHA Loans and VA Loans backing a GNMA Certificate will be passed through to the holder of the GNMA Certificate as a prepayment on the GNMA Certificate. Accordingly, if prepayments on FHA loans, FmHA Loans and VA Loans backing the GNMA Certificates securing a Series of Bonds conform to the general FHA experience described above, a substantial portion of such GNMA Certificates will be prepaid prior to their respective maturities. However, there is no assurance that prepayments on the mortgage loans backing the GNMA Certificates for any Series of Bonds will conform to such FHA prepayment experience.

     No comparable statistics are available with respect to FHA's prepayment experience relating to other types of mortgage loans. (See "The
Collateral -- GNMA Certificates -- The Underlying Mortgage Loans".) In addition, there is no assurance that the economic conditions and other factors, including prevailing interest rates, which existed during the period when the FHA statistics were compiled, are applicable today or will be applicable in the future. (See "Special Considerations".)

REDEMPTION AT REQUEST OF BONDHOLDERS OR BENEFICIAL OWNERS

     General. Subject to the limitations discussed below, any Bondholder of any Series has the right to request the redemption of its Bonds prior to maturity unless the Bonds of such Series have been declared due and payable by reason of an Event of Default under the Indenture, as described herein under "The Indenture -- Events of Default". The Prospectus Supplement for each Series will specify the first date on which Bonds of such Series will be eligible for redemption at the request of Bondholders. Such redemptions will be made to the extent of available funds on each Redemption Date above under "Redemption of Bonds." On each such Redemption Date, redemptions will be made in accordance with such requests in the order of priority described below, subject to the limitations that (i) redemptions of Bonds will be made only in principal amounts of $1,000 or integral multiples thereof and (ii) redemptions will be made only to the extent funds are available in the Redemption Fund for the Series as of such Redemption Date.*

     On each Redemption Date for a Series, subject to the above limitations, the Issuer will redeem Bonds of such Series for which redemption has been requested in the following order: (i) Bonds beneficially owned by the estates of Deceased Holders, subject to a limitation of $100,000 principal amount of Bonds of any Series beneficially owned by any one Deceased Holder; (ii) Bonds registered in the name of other Bondholders, subject to a limitation of $10,000 principal amount of Bonds of any Series beneficially owned by any one Bondholder; (iii) Bonds beneficially owned by the estates of Deceased Holders in excess of such $100,000 limitation; and (iv) Bonds registered in the name of other Bondholders in excess of such $10,000 limitation.** Within any of the above categories, Bonds will be redeemed, but only to the extent moneys are on deposit in the Redemption Fund, in the order of receipt of requests for redemption. The Trustee, or in the case of any Series of Book Entry Bonds, the Clearing Agency, may establish such procedures as it deems fair and equitable to establish the order of receipt of requests received on the same day. Unless specified otherwise in the related Prospectus Supplement, the redemption price for the Bonds so redeemed will be 100% of the principal amount thereof, plus accrued interest to the date specified in the related Prospectus Supplement for such Series.

     Procedure for Redemptions Requested by Bondholders. A Bondholder may request redemption by delivering the following items to the Trustee, or in the case of Book Entry Bonds, to the Clearing Agency, on or before the day specified in the related Prospectus Supplement (each, a "Tender Date") for each Redemption
Date: (i) a written request for redemption in form satisfactory to the Trustee (such as the form appearing on the back of each Bond in the case of each Series of Definitive Bonds), or, in the case of Book

---------------

 * There is no assurance that amounts to be deposited in the Redemption Fund for a Series will be sufficient to permit a holder's Bonds to be redeemed within a reasonable time after redemption is requested. (See "Special
   Considerations".)

** For purposes of these limitations, a Bond held by tenants by the entirety, joint tenants or tenants in common is considered to be held by a single Bondholder. However, a Bond held by a trustee is considered to be held by each beneficiary of the trust to the extent of such beneficiary's beneficial interest therein. Also for purposes of these limitations, the death of a tenant by the entirety, joint tenant or tenant in common will be deemed to be the death of the holder of the Bond and the entire principal amount of the Bond so held will be subject to priority in redemption, and the death of a beneficiary of a trust will be deemed to be the death of the holder of a Bond held by the trustee of the trust to the extent of such beneficiary's beneficial interest in such Bond. A person who is, or during his lifetime was, entitled to substantially all of the beneficial interests of ownership of a Bond will be deemed to be the beneficial owner and holder of such Bond to the extent of his beneficial interest therein, regardless of the registered Bondholder, if such beneficial interest can be established to the satisfaction of the Trustee. Such beneficial interest will be deemed to exist in typical cases of street name or nominee ownership, ownership by a trustee, ownership under the Uniform Gifts to Minors Act and community property or other joint ownership arrangements between a husband and wife and in trust arrangements and certain other arrangements where a person has substantially all of the beneficial ownership interest in the Bond during his or her lifetime. Beneficial interests shall include the power to sell, transfer or otherwise dispose of a Bond and the right to receive the proceeds therefrom, as well as interest and principal payable with respect thereto.

Entry Bonds, in a form satisfactory to the Clearing Agency, by the Bondholder or Beneficial Owner, as the case may be, or the legal representative of either, with appropriate evidence of authority; (ii) in the case of each Series of Definitive Bonds, the certificate or certificates representing the Bond or Bonds for which redemption is being requested, and (iii) in the case of a request on behalf of a Deceased Holder, appropriate evidence of death and any tax waivers requested by the Trustee or Clearing Agency, as applicable. Requests for redemptions received in proper form will be accepted by the Trustee only to the extent funds are available in the Redemption Fund as described above. Requests for redemption made after the Tender Date for a given Redemption Date, and requests for redemption received in a timely manner but not accepted in respect of a given Redemption Date, will be treated as requests for redemption on the next succeeding Redemption Date and each succeeding Redemption Date thereafter until the request is accepted or is withdrawn as described in the following paragraph. Bonds submitted with a request for redemption will be held by the Trustee until the request has been accepted or has been withdrawn and will continue to bear interest until redeemed. Bonds, or portions thereof in integral multiples of $1,000 principal amount, which have been accepted for redemption shall become due and payable on the applicable Redemption Date and shall cease to bear interest on such Redemption Date or such other date as may be specified in the related Prospectus Supplement for such Series.

     Any Bondholder who has requested redemption may withdraw his request at any time by causing delivery of written notice of withdrawal to the Trustee, or in the case of withdrawal by a Beneficial Owner of a request with respect to Book Entry Bonds, by causing delivery of written notice of withdrawal to his Clearing Agency Participant, who in turn will deliver such notice of withdrawal to the Trustee. In either case, if such written notice has not been received on or before the Tender Date for a given Redemption Date, the previously made redemption request will be irrevocable with respect to the acceptance of Bonds for redemption on such given Redemption Date.

MANDATORY REDEMPTION

     On each Redemption Date following the issuance of the Bonds of such Series, the Issuer is obligated to redeem Bonds on a mandatory basis to the extent that the amount in the Redemption Fund on such Redemption Date exceeds the aggregate amount of all redemptions to be made at the request of Bondholders. Mandatory redemptions of Bonds will be made in accordance with the procedures described in the related Prospectus Supplement for such Series.

    It is expected that mandatory redemptions for any Series of Bonds are most likely to occur when prevailing interest rates are such that fewer Bondholders would otherwise request redemptions; accordingly, holders of Bonds so redeemed may not be immediately able to reinvest the proceeds of such redemption in assets bearing interest equal to that paid on the Bonds so redeemed. (See "Special Considerations -- Funds Available For Redemption".)

OPTIONAL REDEMPTION

    The Issuer may at its sole option redeem all or a portion of the Bonds of any Series, under the conditions specified in the related Series Supplement. The redemption price for the Bonds of each Series will be 100% of the principal amount of such Bonds, unless a higher percentage of principal is specified in the related Prospectus Supplement for such Series, together with accrued interest to the date specified in the related Prospectus Supplement.

DEPOSITS, SUBSTITUTION AND WITHDRAWAL

     Under the terms of the Indenture, the Issuer may from time to time deposit, withdraw or substitute GNMA Certificates to be held as security for the Bonds of any Series provided certain tests are met and provided that any such deposit, withdraw or substitution may be made only if the Trustee shall have received a certificate signed by the appropriate officers of the Issuer, stating that, at all times since the date of issuance of the Bonds of such Series and immediately after any deposit, withdrawal or substitution of Collateral is made, at least 55% of the assets securing each Series of the Issuer's Bonds consist of GNMA Certificates representing mortgage pools for which the entire pool is represented by GNMA Certificates pledged to secure such Series and at least 55% of the assets of the Issuer consist of GNMA Certificates representing mortgage pools for which the entire pool is represented by GNMA Certificates owned by the Issuer, and the remaining

45% of the assets securing each Series and the remaining 45% of the assets of the Issuer consist primarily of real-estate type interests in the form of GNMA Certificates. The Issuer may also withdraw GNMA Certificates on any date during the period beginning on any Accounting Date for any Series of Bonds and ending on the next to the last business day of the calendar month in which such Accounting Date occurs, subject to certain conditions and provided that the GNMA Collateral Value of all GNMA Certificates securing such Series and other funds in the Redemption Fund exceed the aggregate outstanding principal balance of the Bonds of such Series. Deposits, substitutions and withdrawals of GNMA Certificates by the Issuer may have the effect of reducing or increasing the funds deposited into the Redemption Fund. (See Special Considerations -- Funds Available For Redemption".)

OPEN MARKET PURCHASES

     The Issuer and its affiliates may acquire by open market purchase Bonds of any Series at any time, in privately negotiated transactions or otherwise. For purposes of determining whether the requisite percentage of Bondholders has been satisfied with respect to certain actions of Bondholders described in the Indenture, Bonds known by the Trustee to be owned by the Issuer and its affiliates shall be disregarded.

BOOK ENTRY REGISTRATION

     If the Prospectus Supplement for a Series so provides, Bonds of any Series may be Book Entry Bonds issued and held in the form of a single certificate issued in the name of a Clearing Agency registered with the Commission or its nominee. Transfers and pledges of Book Entry Bonds may be made only through entries on the books of the Clearing Agency in the name of Clearing Agency Participants or their nominees. Clearing Agency Participants may also be Beneficial Owners of Bonds.

     Purchasers and other Beneficial Owners of Book Entry Bonds may hold, transfer or pledge their ownership interest in the Bonds only through Clearing Agency Participants and will receive all payments of principal and interest with respect to the Bonds, and, if applicable, may request redemption of Bonds, only through the Clearing Agency and the Clearing Agency Participants. Beneficial Owners will not be registered holders of Bonds or be entitled to receive definitive certificates representing their ownership interest in the Bonds except under the limited circumstances, if any, described in the related Prospectus Supplement. (See "Special Considerations -- Book Entry Registration.")

     If Bonds of a Series are issued as Book Entry Bonds, the Clearing Agency will be required to make book entry transfers among Clearing Agency Participants, to receive and transmit payments of principal and interest with respect to the Bonds of such Series, and to receive and transmit requests for redemption with respect to such Bonds. Clearing Agency Participants with whom Beneficial Owners have accounts with respect to such Book Entry Bonds will be similarly required to make book entry transfers and receive and transmit payments and redemption requests on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not be registered holders of Bonds and will not possess physical certificates, a method will be provided whereby Beneficial Owners may receive payments, transfer their interests, and submit redemption requests.

                                 THE COLLATERAL
GENERAL

     Each Series of Bonds will be separately secured by assignments to the Trustee of Collateral as described in this paragraph. Such Collateral will include GNMA Certificates having, as of the Issue Date of such Series, an aggregate GNMA Collateral Value at least equal to the aggregate principal amount of the Bonds plus $1,000. Scheduled distributions on such GNMA Certificates will, together with any amount of cash deposited into the Collection Account on the Issue Date as provided in the related Prospectus Supplement, be sufficient to amortize the Bonds of such Series through redemptions and payment at their stated maturity and to support the interest payments required to be made on the Bonds of such Series while they are to be outstanding. Such Collateral will also include (i) a Collection Account, (ii) a Reserve Fund as described below under the subheading "Reserve Fund", and (iii) the Redemption Fund for such Series described above under the heading "Description of the Bonds -- Redemption of Bonds". In the event that sufficient interest and principal on the GNMA Certificates securing a Series will not be received by the Trustee in time to fund the Reserve Fund and make payments of interest to Bondholders on the first monthly Payment Date for such Series, the Collateral deposited on the Issue Date will include an amount in cash and/or a letter of credit and/or surety bond at least equal to such deficiency. There is no agreement between the Issuer and any of its affiliates for the advancement of moneys required to fund the Collection Account, the Redemption Fund or the Reserve Fund. The Collateral securing each Series of Bonds will serve as collateral only for such Series.

GNMA CERTIFICATES

     General. The GNMA Certificates are "fully-modified pass-through" mortgage-backed certificates issued by any GNMA approved issuer. The full and timely payment of principal of, and interest on, the GNMA Certificates is guaranteed by GNMA. Such guaranty obligation is backed by the full faith and credit of the United States. (See "The Collateral -- GNMA
Certificates -- GNMA".) Each GNMA Certificate will provide for its issuer to make payments to the registered holders of such GNMA Certificate of monthly payments of principal and interest equal to the Certificate holder's proportionate interest in the aggregate amount of the scheduled monthly payments of principal of and interest on the underlying mortgage loans, less amounts to cover servicing and guaranty fees aggregating the excess of the interest on the mortgage loans over the GNMA Certificate's pass-through rate. In addition, each payment to a GNMA Certificate holder will include proportionate pass-through payments to such holder of any unscheduled recoveries of principal of the mortgage loans underlying the GNMA Certificate including any prepayments of principal of and proceeds in the event of a foreclosure or other disposition of any such mortgage loan.

     All of the GNMA Certificates securing any Series of Bonds will have original maturities of not more than 30 years, but may have original maturities of substantially less than 30 years, and will be registered in the name of the Trustee. In general, GNMA requires that at least 90% of the original principal amount of the mortgage pool underlying a GNMA Certificate must consist of mortgage loans with maturities of twenty years or more. However, in certain circumstances, GNMA Certificates may be backed by pools of mortgage loans at least 90% of the original principal amount of which have original maturities of at least 15 years. Such Mortgage Loans may be secured by either one-to four-family or multifamily residential properties.

     The GNMA Certificates do not constitute a liability of nor evidence any recourse against the Issuer, REMIC, any other affiliate of the Issuer or any issuer of any GNMA Certificate, and the only recourse of the Trustee as holder thereof is to enforce the guaranty of GNMA.

     The Issuer expects that interest and principal payments on the FHA Loans, FmHA Loans and VA Loans backing each GNMA Certificate will be the source of funds for payments due on the GNMA Certificates. The Issuer similarly anticipates that payments on the GNMA Certificates and, when necessary, payments from the Reserve Fund and earnings on the investment of funds in the Redemption Fund securing a Series will be available sources of funds for payments of interest due on such Series.

     Pursuant to the agreement (each, a "Guaranty Agreement") entered into between an issuer of any GNMA Certificate and GNMA with respect to each such GNMA Certificate, the issuer is required to advance its own funds in order to make timely payment of all amounts due on the GNMA Certificate regardless of whether the payments are received by such issuer on the FHA Loans, FmHA Loans and VA Loans underlying such GNMA Certificate in amounts corresponding to the amounts due on the GNMA Certificate. If such issuer is unable to make payments on any GNMA Certificate as they become due, it must promptly notify GNMA and request GNMA to make such payments. Upon such notification and request, GNMA will make such payments directly to the Trustee as registered holder of the GNMA Certificate. In the event no payment is made by such issuer and such issuer fails so to notify GNMA and request GNMA to make such payment, the Trustee, as holder of the GNMA Certificate, has recourse only against GNMA to obtain such payment and may proceed directly against GNMA under the terms of each GNMA Certificate or the Guaranty Agreement relating to such GNMA Certificate for any amounts which are not paid, when due, under each GNMA Certificate.

     Regular monthly installment payments on a GNMA Certificate will be composed of interest due as specified on the GNMA Certificate plus the scheduled principal payments on the FHA Loans, FmHA Loans and VA Loans underlying such GNMA Certificate due on the first day of the month in which the scheduled monthly installment on the GNMA Certificate is due. The regular monthly installments on each GNMA Certificate will be paid to the Trustee as registered holder on the 15th day of each calendar month in the case of GNMA Certificates issued under the GNMA I program ("GNMA I Certificates") and will be mailed by the 20th day of each calendar month in the case of GNMA Certificates issued under the GNMA II program ("GNMA II Certificates"). In addition, any unscheduled recoveries of principal on the FHA Loans, VA Loans or FmHA Loans backing such GNMA Certificates received during any month will be passed through to the Trustee as the holder of the GNMA Certificate on the 15th or 20th day of the following month for GNMA I and GNMA II Certificates, respectively. A portion of the payments received on the GNMA Certificates securing a Series of Bonds may be available for redemption of the Bonds of the Series. See "Description of the Bonds -- Redemption Fund".

     All mortgage loans underlying a particular GNMA I Certificate must have the same interest rate (except for pools of mortgage loans secured by manufactured homes) over the term of the loan. The interest rate on each GNMA I Certificate is equal to the interest rate on the mortgage loans included in the pool of mortgage loans backing such GNMA I Certificate, less one half percentage point per annum of the unpaid principal balance of the mortgage loans.

     Mortgage loans underlying a particular GNMA II Certificate may have per annum interest rates that vary from each other by up to one percentage point. The interest rate on each GNMA II Certificate is between one half percentage point and one and one half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans backing such GNMA II Certificate (except for pools of mortgages secured by manufactured homes).

     The related Prospectus Supplement for each Series of Bonds will describe the GNMA Certificates anticipated to initially secure such Series, maturities and interest rates. The Issuer may, from time to time, deposit or withdraw additional GNMA Certificates or substitute for one or more GNMA Certificates included in the Collateral other GNMA Certificates, provided certain tests are met.

     As specified in the related Prospectus Supplement, GNMA Certificates securing a Series of Bonds may be held on deposit at the Participants Trust Company ("PTC"), a newly established, limited purpose trust company organized under the banking law of the State of New York. PTC operates a private sector, industry-owned depository and settlement facility for the book-entry transfer of interests in GNMA Certificates. Distributions of principal of and interest on each GNMA Certificate held through PTC will be credited by PTC to the PTC participant to whose account the GNMA Certificate is credited.

     The Underlying Mortgage Loans. The mortgage loans backing each GNMA Certificate will be either FHA Loans, VA Loans or FmHA Loans originated by mortgage lending companies which are FHA or VA approved lenders and GNMA approved issuers. The mortgage loans will be serviced by GNMA approved servicers, pursuant to the Guaranty Agreements between such servicers and GNMA.

     Each servicer shall be obligated under its Guaranty Agreement with GNMA to service or to provide for the servicing of FHA Loans, VA Loans and FmHA Loans pooled with respect to GNMA Certificates in accordance with FHA and VA requirements and with generally accepted practices in the mortgage lending industry. The respective servicer's responsibilities with respect to the pooled FHA Loans, VA Loans and FmHA Loans include collection of all principal and interest payments and payments made by mortgagors toward escrows established for taxes and insurance premiums; maintenance of necessary hazard insurance policies; institution of all actions necessary to foreclose on, or take other appropriate action with respect to, loans and defaults, and collection of FHA insurance and VA guarantee benefits. The servicer must also perform or provide for the performance of the routine functions required for the servicing of FHA Loans, VA Loans and FmHA Loans and GNMA payments, payment of taxes, hazard and private insurance premiums, remittances to GNMA holders, collections and customer service. GNMA's obligations under the GNMA Certificates are not affected by the performance or nonperformance by any issuer of a GNMA Certificate of its obligations under the relevant Guaranty Agreement.

     Each GNMA Certificate will be backed by level payment mortgage loans. Level payment mortgage loans provide for payments of equal monthly installments over the term of the loan. Scheduled principal payments on level payment mortgage loans will be minimal in the early years and will increase in later years. Certain pools of level payment mortgages backing GNMA Certificates included in the Collateral for a Series may consist of mortgages for which funds have been provided (and deposited into escrow accounts) to reduce the borrowers' monthly payments during the early years of the mortgage loans. Payments due to the registered holders of such "buydown" GNMA Certificates, however, are computed in the same manner as payments derived from level payment, non-buydown GNMA Certificates and include amounts to be collected from both the borrowers and the escrow accounts. The obligations of GNMA and the issuer of such buydown GNMA Certificates with respect thereto are the same as with respect to non-buydown Certificates.

     GNMA. GNMA is a wholly-owned corporate instrumentality of the United States within the Department of Housing and Urban Development. Section 306(g) of Title III of the National Housing Act of 1934, as amended (the "Housing Act"), authorizes GNMA to guarantee the timely payment of the principal of and interest on, certificates which are based on and backed by a pool of mortgages insured by the FHA under the Housing Act, guaranteed by the FmHA under Title V of the Housing Act of 1949, or insured or guaranteed by the VA under Chapter 37 of Title 38, United States Code.

     Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guaranty under this subsection." An opinion dated December 12, 1969, of an Assistant Attorney General of the United States holds that such guaranties under Section 306(g) of the mortgage-backed certificates of the type to be assigned to the Trustee as security for the Bonds are authorized to be made by GNMA and "would constitute general obligations of the United States backed by its full faith and credit".

     In order to meet its obligation under such guaranties, GNMA may, in its corporate capacity, under Section 306(d) of Title III of the Housing Act, issue its general obligations to the United States Treasury in an amount which is at any one time sufficient to enable GNMA, with no limitations as to amount, to perform its obligations under such guaranties. GNMA further warrants that, in the event it is called upon at any time to make good any such guaranty, it has the full power and authority to borrow from the Treasury of the United States, if necessary, amounts sufficient to make payments of principal and interest in accordance with such guaranty, and that the Secretary of the Treasury has agreed to lend such amounts.

     GNMA has approved the issuance of each GNMA Certificate in accordance with a Guaranty Agreement between GNMA and the issuer of the GNMA Certificate. Each Guaranty Agreement provides that in the event of certain events of default by the issuer of a GNMA Certificate, GNMA shall have the right, by letter to such issuer, to effect the complete extinguishment of such issuer's interest in the pool of FHA Loans, FmHA Loans and VA Loans underlying the GNMA Certificate, and the FHA Loans, FmHA Loans and VA Loans shall become the absolute property of GNMA, subject only to the unsatisfied rights of the holders of the GNMA Certificates backed thereby. In such event, the Guaranty Agreement provides that, on and after the time GNMA directs such a letter of extinguishment to the issuer of a GNMA Certificate, GNMA shall be the successor in all respects to such issuer in its capacity under the Guaranty Agreement, and shall be subject to all responsibilities, duties and liabilities theretofore placed on such issuer by the terms and provisions of the Guaranty Agreement. At any time thereafter GNMA may enter into an agreement with any other eligible issuer of GNMA Certificates under which such other issuer undertakes and agrees to assume all or any part of such responsibilities, duties and liabilities placed on the original issuer, provided that no such agreement shall detract from the responsibilities, duties and liabilities of GNMA as a guarantor of the GNMA Certificates or otherwise adversely affect the rights of the holders thereof to principal and interest payments on the GNMA Certificates. The applicable events of default include (i) an advance by GNMA pursuant to a request by the GNMA Certificate holder to GNMA to make a payment of principal and interest on the applicable GNMA Certificates or (ii) insolvency of the issuer of the GNMA Certificate.

RESERVE FUND

     In the event of any failure to receive, in a timely manner, payments on the GNMA Certificates securing a Series of Bonds, or in the event of substantial prepayments on such GNMA Certificates and the inability of the Trustee to invest such prepaid amounts at interest rates equal to or greater than the interest rate on the Bonds until applied to redemption, there may be insufficient funds available in the Collection Account for the payment of interest on the Bonds on a given monthly Payment Date for the Series. In order to provide against any such insufficiency, the Issuer will deposit with the Trustee, in the Reserve Fund established by the Issuer for each Series of Bonds, cash and/or a letter of credit and/or a surety bond in an amount stated in the related Prospectus Supplement. Such amount will also be available to cover the additional interest which will be payable on the Bonds of the Series which provides for an Accrual Date which is not a current accrual date, when such Bonds mature or are to be redeemed on a monthly Payment Date for the period from the corresponding Accrual Date to such Payment Date. Any such letter of credit or surety bond will provide that it is subject to termination upon not less than 60 days' prior written notice to the Trustee, in which case the Indenture requires that, upon receipt of any such written notice, and in the absence of delivery by the Issuer of a qualified substitute letter of credit or surety bond, the Trustee shall promptly draw on the letter of credit or surety bond for the entire remaining balance thereof and that such amount shall be held pursuant to the Indenture.

     At any time the Issuer elects to secure any Series of the Bonds by means of a Reserve Fund, the amount deposited into the Reserve Fund will represent the "Requisite Amount of the Reserve Fund" required by Standard & Poor's Ratings Group. For each Series of Bonds, the Requisite Amount of the Reserve Fund will be the percentage of the principal amount of the Bonds then outstanding which is specified in the Prospectus Supplement for such Series. The Issuer may withdraw funds from the Reserve Fund to the extent that the amount of the Reserve Fund exceeds the Requisite Amount of the Reserve Fund.

     In lieu of the required deposit to the Reserve Fund, the Issuer may overcollateralize any Series of the Bonds with GNMA Certificates having a GNMA Collateral Value equivalent to the Applicable Overcollateralization Amount. In such case, the Maximum GNMA Collateral Value Percentage will be less than 100%. The effect of the Maximum GNMA Collateral Value Percentage is to provide Bondholders at any time with comparable protection regardless of whether the Bonds are secured by a deposit to the Reserve Fund or the Applicable Overcollateralization Amount.

INVESTMENT OF FUNDS

     Amounts held in the Collection Account, Reserve Fund and Redemption Fund (each, a "Fund") for each Series of Bonds are to be invested by the Trustee, as directed by the Issuer, in certain eligible investments (the "Eligible Investments"), consisting of (i) direct obligations of, and obligations fully guaranteed by, the United States of America and direct obligations of, and obligations fully guaranteed by, any agency thereof which has the full faith and credit of the United States of America, (ii) time or demand deposits which are made in, or bankers' acceptances issued by, certain qualified banks (including, if so qualified, the Trustee and any of its bank or trust company affiliates),
(iii) any time or demand deposits which are fully insured by the Federal Deposit Insurance Corporation, (iv) commercial paper which has been given the highest rating by a nationally-recognized investment rating agency, (v) certain repurchase agreements in respect of obligations as described in clause (i) of this sentence, entered into with certain qualified institutions, (vi) guaranteed investment contracts issued by an insurance company or other corporation whose claims paying ability is acceptable to the rating agency providing a rating of the Bonds and (vii) any other obligations which are then rated in the highest applicable rating by the rating agency or agencies rating the Bonds of the Series. Eligible Investments include only such obligations or securities that mature no later than 90 days from the date of calculation and in any event on or before the date on which the amounts represented thereby are required or may be anticipated to be required to be applied for the benefit of the Bondholders in accordance with the terms of the Indenture, to the extent that the principal of such Eligible Investments shall be or may be anticipated to be so required to be applied. Amounts in any Funds established with respect to a Series of Bonds may be invested in Eligible Investments which do not bear or accrue interest. If a Default or an Event of Default has occurred and is continuing, or if the Issuer fails to direct the Trustee, the Trustee is to invest such funds in Eligible Investments at its own discretion. Any income or other gain from investments of amounts in the Redemption Fund for a Series will be credited to the Collection Account for such Series, and any loss resulting from such investments will be charged to such Collection Account. Any income or other gain from investments of amounts in the other Funds for a Series will be credited to, and any losses therefrom will be charged to, the respective Fund.

                                   THE ISSUER

GENERAL

     The Issuer was incorporated in the State of Texas on October 1, 1984 and is a wholly-owned subsidiary of Ray Ellison Mortgage Investment Corp. ("REMIC"). Ray Ellison Industries, Inc. is the parent corporation of REMIC and the ultimate corporate parent of REMAC. The Issuer's principal office is located at Renaissance Plaza, 70 N.E. Loop 410, Suite 545, San Antonio, Texas 78216. Its telephone number is (210) 342-1085.

     The Issuer was organized for the purpose of facilitating the financing of long-term residential mortgage loans and does not intend to engage in any business or investment activities other than issuing and selling GNMA-Collateralized Bonds and acquiring, owning, holding, pledging and dealing with GNMA Certificates to be pledged as collateral for such Bonds, together with any activities incidental to the foregoing. Substantially all of the assets of the Issuer consist of the GNMA Certificates pledged to secure specific Series of GNMA-Collateralized Bonds. The Issuer's term of existence is not limited under its Articles of Incorporation. The Issuer has no intent to file, and REMIC has no intent to cause the filing of, a voluntary application under insolvency laws with respect to the Issuer so long as the Issuer is solvent and does not foresee becoming insolvent.

     REMIC, the parent corporation of the Issuer, has its principal office at Renaissance Plaza, 70 N.E. Loop 410, Suite 545, San Antonio, Texas 78216. Its telephone number is (210) 342-1085.

     Neither REMIC nor any of its affiliates insures or guarantees the Bonds or the GNMA Certificates. Moreover, the GNMA Certificates do not constitute liability of or evidence any recourse against REMIC or any of its affiliates. (See "The Collateral -- GNMA Certificates".)

     The Issuer will operate as a self-sufficient entity and will have no dependency on REMIC. The Issuer will own sufficient Collateral to retire the Bonds, and timely payment of the Bonds will in no way be contingent upon any activity by REMIC. Although REMIC may contribute additional Collateral to the Issuer, it has no obligation to do so. As REMIC will have no security interest in the Collateral securing any Series and no obligation to pay or guarantee, in whole or in part, the Bonds of any Series, there should be no conflicts of interest between the Issuer and REMIC impacting the Bonds or Bondholders of any Series. There are no agreements between the Issuer and REMIC relating to payment of the Bonds or Bondholders of any Series.

     As of December 31, 1996 the Issuer has completed the issuance of ninety series of its GNMA-Collateralized Bonds. Each Series of Bonds has been assigned a bond rating of "AAA" by Standard & Poor's Ratings Group. Proceeds from the sale of each Series of Bonds have been used by the Issuer to purchase GNMA Certificates from affiliated companies. The GNMA Certificates purchased are pledged as collateral for one or more Series of the Issuer's Bonds.

     From time to time, the Issuer has substituted or deposited additional GNMA Certificates to secure Series having a Bond Rate less than the then current market interest rate as permitted by Section 7.12 of the Indenture. Management anticipates that such substitutions or deposits of additional GNMA Certificates will defer redemptions in the Series affected. Additionally, from time to time the Issuer has substituted or withdrawn GNMA Certificates securing Series having Bond Rates greater than the then current market interest rate to the extent permitted by Section 7.12 of the Indenture. Management anticipates that such substitutions or withdrawals of GNMA Certificates will accelerate redemptions to some extent in the Series affected. See "Special Considerations."

     As of December 31, 1996, the Issuer has exercised its option to redeem its Series 1985A through Series 1985K Bonds, its Series 1986A through Series 1986J Bonds, its Series 1987A through Series 1987F Bonds, its Series 1988A through Series 1988M Bonds, its Series 1989A, Series 1989B Bonds, its Series 1990A through Series 1990H Bonds and its Series 1991A through Series 1991J Bonds.

     The exercise of its option to redeem Series of its Bonds has produced significant gains for the Issuer. The Issuer has exercised its option to redeem Series of its Bonds whenever such Series by their terms have become redeemable at the option of the Issuer and the Series interest rate borne by any such Series was above the then current market interest rate. Management anticipates continuing to redeem any Series of Bonds bearing interest at a rate greater than the then current market interest rate at the earliest date permitted for the redemption of such Series of Bonds under the respective Prospectus Supplement for such Series. (See "Special Considerations -- Redemption at the Option of the Issuer".)

     As market conditions warrant, the Issuer anticipates depositing GNMA Certificates into certain Series of its Bonds bearing interest at rates below the current market rates, which may have the effect of limiting funds available for redemptions at the request of Bondholders. (See "Special
Considerations -- Funds Available for Redemption".)

     During the year ended December 31, 1993, the Issuer declared dividends totalling $20,000,000, of which $10,000,000 was paid in cash and $10,000,000 by the transfer of short-term government agency securities. The Issuer did not pay any dividends during the years ended December 31, 1994 and 1996. During the year ended December 31, 1995, the Issuer declared and paid $2,000,000 in cash dividends.

     The Issuer anticipates that receipts from the GNMA Certificates securing each outstanding Series of Bonds together with reinvestment income thereon and funds available in any reserve funds which may be established for such Series, will be adequate to meet the Issuer's cash flow requirements to pay administrative expenses and the principal of and interest on each Series of Bonds as they become due. The Issuer does not have, nor does management expect that the Issuer will have, any significant source of cash flow other than capital contributions from its parent and/or advances from its affiliates and receipts on collateral securing Bonds which have been or may be issued by the Issuer.

     Because each Series of outstanding Bonds is secured by GNMA Certificates paying interest and principal at specified rates backed by existing pools of mortgage loans, and because payment on outstanding Bonds issued by the Issuer are at fixed interest rates, management does not expect that changes in economic factors will significantly affect the Issuer's ability to meet its obligations as they come due.

     In May 1993 the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" (the "Statement") effective for fiscal years beginning after December 15, 1993. The Issuer adopted the provisions of the new standard for investments held or acquired after January 1, 1994. Under the new rules, debt securities that the Issuer does not have the positive intent and ability to hold to maturity are carried at fair value. Unrealized holding gains and losses on securities classified as available-for-sale are carried as a separate component of shareholders' equity.

     The Issuer wishes to emphasize that due to the nature of its business, the GNMA securities carried as available-for-sale collateralize specific Series of its GNMA-Collateralized Bonds, and the securities are not salable before the Bonds are callable, at some future date. In addition, the market value of GNMA securities fluctuates significantly as interest rates change; therefore, the market values of the GNMA securities as of the optional future redemption dates may vary significantly from the current date, and the realization of the unrealized gains is not assured. In addition, should the market fluctuate such that the value of the GNMA securities is less than amortized cost of such GNMA securities at any time when one or more Series of the Issuer's Bonds is redeemable, by its terms, the Issuer would elect not to redeem such Series but, rather, the Issuer expects that they would be held to maturity (or until the market value of the GNMA securities exceeded amortized cost) as collateral for the related GNMA-Collateralized Bonds, and the Issuer would not realize any unrealized losses. In such a scenario, no tax benefit for unrealized losses would be recognized by the Issuer on its investment in such GNMA securities.

BUSINESS RESTRICTIONS

     Article Three of the Issuer's Articles of Incorporation limits the nature of the business to be conducted by the Issuer to (a) issuing and selling its Bonds, notes or other obligations which a Texas corporation is authorized to issue, which Bonds shall be rated by a nationally recognized investment rating agency and given that agency's highest bond rating, (b) buying, selling, holding, transferring, pledging, assigning, refinancing, or otherwise dealing in GNMA Certificates, and (c) doing anything else required or suitable and convenient to accomplish the foregoing. The Issuer is prohibited without the prior written consent of the Trustee by Article Nine of its Articles of Incorporation from (i) dissolving or liquidating, (ii) consolidating or merging with or into any other entity or transferring its properties and assets to any other entity unless certain conditions in its

Articles of Incorporation are met and (iii) amending, altering, changing or repealing either Article Three or Nine.

     Except as described in this Prospectus or the related Prospectus Supplement, the Issuer does not intend to engage in any transactions with its officers, directors or sole shareholder, except as permitted by its Articles of Incorporation or Bylaws, to make loans to persons not affiliated with the Issuer, to invest in or underwrite the securities of other issuers, to offer securities in exchange for property, to engage in the purchase or sale of any investments, to issue senior securities, to borrow money from persons not affiliated with the Issuer or to repurchase or otherwise reacquire its securities.

                                USE OF PROCEEDS

     The use of proceeds from the sale of each Series of the Bonds will be described in the related Prospectus Supplement for such Series.

                                 THE INDENTURE

     The following summaries describe certain provisions of the Indenture. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the Indenture. Where particular provisions or terms used in the Indenture are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of such summaries. The Indenture is governed by and subject to the Trust Indenture Act of 1939, as amended (the "TIA").

MODIFICATION OF INDENTURE

     With the consent of the holders of not less than a majority in principal amount of the Bonds of each Series to be affected which are then Outstanding (as defined in the Indenture), the Trustee and the Issuer may execute a supplemental indenture to add provisions to or change in any manner or eliminate any provisions of the Indenture relating to such Series, or modify in any manner the rights of the holders of the Bonds of such Series except as set forth below. (Section 8.02.)

     Without the consent of the holder of each affected Outstanding Bond, however, no such supplemental indenture may (a) change the time or times for payment of the principal of, or interest on, any Bond, or reduce the principal amount thereof or the rate of interest thereon, or impair the right to institute an action for the enforcement of any such payment on or after the time such payment is due, (b) reduce the percentage of Bonds of the affected Series the consent of the holders of which is required for the authorization of any such supplemental indenture or for any waiver of compliance with certain provisions of the Indenture or certain defaults thereunder or their consequences, (c) impair the right of Bondholders to request the redemption of their Bonds, or the priorities or preferences associated therewith, (d) impair or adversely affect the Collateral applicable to a Series of Bonds, (e) reduce the percentage of Bonds of any Series the consent of the holders of which is required to direct the Trustee to liquidate the Collateral for such Series of Bonds if the proceeds of such liquidation would be insufficient to pay the principal amount of and accrued interest on the Outstanding Bonds of such Series, or (f) modify any of the provisions of the Indenture with respect to supplemental indentures except to increase the percentage of Outstanding Bonds, the consent of the holders of which is required for any such action or to provide that other provisions of the Indenture cannot be modified or waived without the consent of the holders of each Outstanding Bond affected thereby. (Section 8.02.)

     The Issuer and Trustee may also enter into supplemental indentures, without obtaining the consent of Bondholders of such Series, to cure ambiguities or to correct or supplement any provision of the Indenture which may be defective or inconsistent with any other provision, or to do such other things as would not adversely affect the interests of the holders of the Bonds of such Series. (Section 8.01.)

EVENTS OF DEFAULT

     An event of default ("Event of Default") with respect to any Series of Bonds is defined in the Indenture as being: (a) a continuing default for 30 days in the payment of interest on any Bond of such Series; (b) a default in the payment of principal of any Bond of such Series; (c) a default in the performance of any other covenant in the Indenture and the continuation of such default for a period of 60 days after notice has been given by registered or certified mail to the Issuer by the Trustee or to the Issuer and the Trustee by the holders of at least 25% in principal amount of the Bonds of such Series then Outstanding; or (d) certain events of bankruptcy, insolvency, receivership or reorganization of the Issuer. In case an Event of Default with respect to any Series of Bonds should occur and be continuing, the Trustee or the holders of at least 25% in principal amount of the Bonds of such Series then Outstanding may declare the principal of the Bonds of such Series to be due and payable. Such declaration may under certain circumstances be rescinded by the holders of a majority in principal amount of the Bonds of such Series then Outstanding. (Sections 5.01 and 5.02.)

     If, following an Event of Default with respect to any Series of Bonds, such Bonds have been declared to be due and payable, the Trustee may, in its discretion, refrain from liquidating the Collateral for such Series if such Collateral continues to provide sufficient funds for the payment of principal of, and interest on, the Bonds of such Series as such principal and interest would have become due if there had not been such a declaration. (Section 5.05.) In addition, if no Event of Default resulting in a default in payment of principal or interest has occurred, then the Trustee is prohibited from selling the Collateral unless (a) the proceeds of such sale are sufficient to pay in full the principal and accrued interest on the Outstanding Bonds of such Series at the date of such sale, or (b) the Trustee obtains the consent of the holders of 100% in principal amount of the Outstanding Bonds of such Series to such sale. (Section 5.04.)

     Subject to the provisions of the Indenture relating to the duties of the Trustee, the Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Bondholders of a Series unless such Bondholders shall have offered to the Trustee reasonable security or indemnity. (Section 6.03.) Subject to such provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority in principal amount of the Outstanding Bonds of a Series shall have the right to direct the time, method and place of conducting any proceeding or any remedy available to the Trustee for exercising any trust or power conferred on the Trustee with respect to the Bonds of such Series; and the holders of a majority in principal amount of the Outstanding Bonds of a Series may, in certain cases, waive any default with respect to such Series, except a default in payment of principal or interest or the observance of certain provisions. (Sections 5.13 and 5.14.)

ISSUER'S ANNUAL COMPLIANCE STATEMENT

     The Issuer will be required to file annually with the Trustee a brief certificate as to its compliance with all conditions and covenants under the Indenture. (Section 3.08.)

SATISFACTION AND DISCHARGE OF THE INDENTURE

     The Indenture will be discharged as to a Series of Bonds upon the delivery to the Trustee for cancellation of all of the Bonds of such Series other than
(i) Bonds which have been destroyed, lost or stolen and have been replaced or paid and (ii) Bonds for whose payment money has been held in trust or segregated by the Issuer and have been discharged from such trust or repaid by the Issuer. The Indenture will also be discharged if all Bonds become due and payable within one year (by their maturity or redemption) and a certain qualifying deposit has been made to assure such payment. (Section 4.01.)

LIMITATION ON SUITS

     No holder of any Bond of any Series shall have any right to institute any judicial or other proceedings with respect to the Indenture unless (a) such Bondholder has previously given written notice to the Trustee of a continuing Event of Default in respect of such Series of Bonds, (b) the holders of at least 25% of the aggregate outstanding principal amount of the Bonds of such Series have made such written request to the Trustee to institute such proceedings in its own name, (c) such Bondholder or Bondholders have offered to indemnify the Trustee against the costs, expenses and liabilities to be incurred in connection with such proceeding, (d) the Trustee has failed to institute any such proceeding within 60 days after its receipt of such notice, request and offer of indemnity, and (e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the holders of more than 50% of the aggregate outstanding principal amount of the Bonds of that Series. (Section 5.09.)

REPORTS TO BONDHOLDERS

     Except as set forth in the following paragraph and as otherwise may be required pursuant to the TIA, the Issuer is not under any obligation to provide information to the Bondholders and has no current plans to do so on any regular basis, although the Issuer may, at its option, provide certain information to Bondholders, from time to time, which may or may not contain financial information examined or reported upon by independent public or certified public accountants.

     Except to the extent provided otherwise in the related Series Supplement, the Trustee will be required to mail, in each year when required by the TIA, to all Bondholders a brief report relating to (i) its eligibility and qualifications to continue as the Trustee under the Indenture, (ii) the creation of or material change to any relationship specified in TIA Section 310(b) (which sets forth relationships in which the Trustee may be deemed to have a conflict of interest upon an Event of Default), (iii) any amounts advanced by the Trustee under the Indenture, (iv) the amount, interest rate and maturity date of certain indebtedness by the Issuer to the Trustee in its individual capacity, (v) the property and funds physically held by the Trustee as such, (vi) any additional issue of Bonds not previously reported and (vii) any action taken by it which materially affects the Bonds and which has not been previously reported. (Section 7.03.)

     Upon written request received by the Trustee at least fifteen days prior to the next Payment Date for any Series of Bonds, the Trustee will on such Payment Date inform a Bondholder of his priority status with respect to such Bondholder's requested redemption, the remaining balance in each of the Funds which are Collateral for the Bonds and other information with respect to the Bonds. (Section 7.03.)

THE TRUSTEE

     The Trustee for each Series of Bonds will be specified in the respective Prospectus Supplement.

PAYMENT OF TRUSTEE FEES AND OTHER EXPENSES

     The Issuer's obligation for the payment of fees and expenses of the Trustee may be satisfied only from certain surplus assets included in the Collateral for a Series which the Issuer is permitted to withdraw free and clear of the lien of the Indenture, and the Trustee has no right to apply to such payment any assets subject to the pledge of the Indenture. (Section 6.07.)

                                  UNDERWRITING

     The Issuer may issue the Bonds of each Series, from time to time, through one or more underwriters, which may be designated at the time of each offering. The Prospectus Supplement with respect to each Series of Bonds sets forth the terms of the offering of such Series, including the name or names of the underwriter or underwriters, the place and time of delivery for such Series, the proceeds to and their use by the Issuer, and either the initial public offering price, the discounts and commissions to the underwriter or underwriters and any discounts or concessions allowed or reallowed to certain dealers, or the method by which the price at which the underwriter or underwriters will sell the Bonds will be determined.

     The obligations of the Underwriters will be subject to certain conditions precedent, and such Underwriters will be obligated to purchase all of the Series of Bonds described in the Prospectus Supplement with respect to such Series if any such Bonds are purchased. The Bonds may be acquired by the Underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

     The Issuer will, and certain affiliates of the Issuer may, agree to indemnify the underwriters of the Bonds of each Series against certain civil liabilities, including liabilities under the Securities Act of 1933.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following is a summary of certain tax considerations which may be relevant to an investment in the Bonds by a Bondholder. The discussion of various aspects of federal income taxation contained herein is based on the Internal Revenue Code of 1986, as amended to date (the "Code"), judicial decisions, administrative regulations, published rulings and procedures, all of which are subject to change and any such change could retroactively apply to the discussion herein and may adversely affect the anticipated tax consequences of an investment in the Bonds. THE DISCUSSION BELOW DOES NOT PURPORT TO ADDRESS ALL FEDERAL TAX CONSEQUENCES APPLICABLE TO PARTICULAR CATEGORIES OF INVESTORS, SOME OF WHICH MAY BE SUBJECT TO SPECIAL RULES. EACH PROSPECTIVE BONDHOLDER SHOULD CONSULT HIS OR ITS OWN TAX ADVISOR TO DETERMINE THE POSSIBLE TAX CONSEQUENCES OF HIS OR ITS INVESTMENT IN THE BONDS.

     In the opinion of Andrews & Kurth L.L.P., special tax counsel ("Counsel"), the Bonds will be treated for federal income tax purposes as indebtedness of the Issuer. Accordingly, Bonds owned by a real estate investment trust will not be treated as "real estate assets" or "Government securities" within the meaning of Code Section 856(c)(5)(A) and interest on the Bonds will not be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B). Similarly, Bonds owned by domestic building and loan associations and other thrift institutions will not be considered as "loans . . . secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v) or as "obligations of the United States" within the meaning of Code Section 7701(a)(19)(C)(ii), and Bonds held by a regulated investment company will not constitute "Government securities" within the meaning of Code Section 851(b)(4)(A)(i).

TAX CHARACTERIZATION OF INTEREST

     Interest payments received by Bondholders are accorded the same tax treatment under the Code as interest payments received on other taxable corporate bonds. In general, interest accrued or paid upon the unpaid principal balance of the Bonds from time to time should be taxed as ordinary income in accordance with the method of accounting used by the Bondholder. Principal payments made on each Bond should, to the extent of the Bondholder's basis therein, be treated as a nontaxable return of capital.

ORIGINAL ISSUE DISCOUNT

     Original issue discount ("OID") occurs when a debt obligation is issued for less than an amount equal to such debt obligation's stated redemption price at maturity. Thus, generally OID is the difference between the issue price of a debt obligation and its face or principal amount. Certain complex provisions of the Code govern the computation and amortization of OID. However, because the Issuer intends that the Bonds will be issued at par value, it is anticipated that there will be no difference between their issue price and principal amount and, therefore, no OID, except as described in the following paragraph.

     The Bonds will provide for interest payable monthly and each interest payment will include all interest accrued during the related monthly Accrual Period specified in the Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, each Accrual Period will end on a date before the related Payment Date. Under applicable Treasury regulations a portion of the interest accrued in such case is included in the stated redemption price at maturity. However, unless otherwise provided in the related Prospectus Supplement the effect will be to create no more than "de minimis" OID. As a result all interest will be reportable when paid or accrued, in accordance with the Bondholder's method of accounting.

PREMIUM

     A Bond purchased at a cost greater than its stated redemption price at maturity is considered to be purchased at a premium. If the holder of a Bond holds such Bond as a "capital asset" within the meaning of Code Section 1221, the holder of a Bond may elect to amortize such premium under a constant yield to maturity method. Except as to be provided in regulations, such amortizable bond premium is to be applied against (and operate to reduce) the amount of interest payments on the Bonds.

SALE OR EXCHANGE OF BONDS

     If a Bond is sold, the seller will recognize gain or loss equal to the difference between the amount realized in the sale and the seller's adjusted basis in the Bond. The adjusted basis generally will equal the cost of the Bond to the seller increased by any market discount, as described below, which the seller has elected to accrue and has included in his gross income and decreased by any amortized premium. Similarly, a Bondholder whose Bonds are redeemed will recognize gain or loss equal to the difference between the amount of the redemption payment and the Bondholder's adjusted basis in the Bonds satisfied by such payment. Except as discussed below with respect to market discount, if the Bondholder is not a dealer in securities, any such gain or loss will be capital gain or loss and will be long-term if the Bonds have been held for more than one year and short-term otherwise. There are limitations on the extent to which capital losses may be deducted from ordinary income. For taxable years beginning after December 31, 1990, the maximum tax rate for individuals on the excess of net long-term capital gains over net short-term capital losses is 28%.

MARKET DISCOUNT

     Gain on the sale, redemption or other disposition of a Bond by a subsequent purchaser of any Bond having "market discount" will be treated as ordinary income (interest income for all federal income tax purposes except with respect to reporting requirements and withholding at the source on payments to certain foreign persons) to the extent such "market discount" does not exceed the accrued "market discount" on such Bond. "Market discount" for a subsequent purchaser is generally the excess (if any) of (i) the stated redemption price of the Bond, over (ii) such purchaser's initial adjusted basis in the Bond. If, however, the "market discount" with respect to a Bond is less than 1/4% of the stated redemption price of a Bond multiplied by the number of complete years to maturity (after the subsequent purchaser has acquired the Bond), then the "market discount" shall be considered to be zero.

     Subsequent purchasers may accrue "market discount" on a Bond using either a straight-line method or a constant accrual method. If the straight-line method is employed, accrued "market discount" is computed by determining the amount that bears the same ratio to the "market discount" on the Bond as (i) the number of days which the subsequent purchaser held the Bond, bears to (ii) the number of days after the date the subsequent purchaser acquired the Bond and up to (and including) the date of its maturity. If the constant accrual method is employed, accrued "market discount" is computed by multiplying the subsequent purchaser's adjusted basis in the Bond by the Bond's yield to maturity, and then subtracting the interest payable on the Bond during the period the subsequent purchaser holds the Bond.

     Interest expense (in excess of interest income on the Bond) incurred or continued by a subsequent purchaser to purchase or carry a Bond having "market discount" is generally deferred as a deduction to the extent of unrecognized but accrued "market discount" until such "market discount" or net interest income is recognized on the Bond. However, if a subsequent purchaser elects to include accrued "market discount" on a Bond in gross income for the taxable years to which it is attributable, neither the rule requiring ordinary income treatment upon the sale, redemption or other disposition of the Bond nor the deferral of interest deduction rule would apply. Once this election to include "market discount" in income currently is made by a subsequent purchaser of a Bond, it cannot be revoked without the consent of the United States Secretary of Treasury.

TAXATION OF CERTAIN FOREIGN INVESTORS

     Interest payments made to Bondholders who are nonresident alien individuals, foreign corporations or other non-United States persons ("foreign Bondholders") will not be subject to a 30% United States withholding tax, provided certain certifications as to the Bondholder's status are made. As to any foreign Bondholders who are not exempt from the 30% tax, the 30% tax may be reduced or eliminated by tax treaties between the United States and the Bondholder's home country. If, however, interest or gain is effectively connected with the foreign Bondholder's conduct of a trade or business within the United States, such income is subject to United States federal income tax at regular graduated rates. Foreign persons should consult their own tax advisors regarding the specific tax consequences to them of holding a Bond.

BACKUP WITHHOLDING

     Payments of interest or other reportable payments made on the Bonds, and proceeds from the sale, including redemption, of the Bonds to or through certain brokers, including the Trustee, may be subject to a "backup" withholding tax of 31% of "reportable payments" (including interest payments and, under certain circumstances, principal payments) unless a Bondholder complies with certain reporting and/or certification procedures. Any amount so withheld from payments on the Bonds would be refunded or allowed as a credit against a Bondholder's federal income tax.

                                LEGAL INVESTMENT

     The Bonds constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"), and as such are legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including but not limited to state-chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or any State (including the District of Columbia and Puerto Rico) whose authorized investments are subject to State regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Under SMMEA, in all States which enacted legislation prior to October 4, 1991 specifically limiting the legal investment authority of any of such entities with respect to "mortgage related securities," the Bonds will constitute legal investments for entities subject to such legislation only to the extent provided in such legislation. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in any securities or require the sale or other disposition of any securities, so long as such contractual commitment was made or such securities were acquired prior to the enactment of such legislation. Alaska, Arkansas, Colorado, Connecticut, Delaware, Florida, Georgia, Illinois, Kansas, Louisiana, Maryland, Michigan, Missouri, Nebraska, New Hampshire, New York, North Carolina, Ohio, South Dakota, Utah, Virginia and West Virginia each enacted legislation overriding the exemption afforded by SMMEA prior to the October 4, 1991 deadline.

     Institutions whose investment activities are subject to legal investment laws or regulations or review by certain regulatory authorities may be subject to restrictions on investment in the Bonds. Any financial institution which is subject to the jurisdiction of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation ("FDIC"), the Office of Thrift Supervision ("OTS"), the National Credit Union Administration ("NCUA") or other federal or state agencies with similar authority should review any applicable rules, guidelines and regulations prior to purchasing the Bonds. The Federal Financial Institutions Examination Council, for example, has issued a Supervisory Policy Statement on Securities Activities effective February 10, 1992 (the "Policy Statement"). The Policy Statement has been adopted by the Comptroller of the Currency, the Federal Reserve Board, the FDIC and the OTS with respect to the depository institutions that they regulate. The Policy Statement prohibits depository institutions from investing in certain "high-risk mortgage securities," except under certain limited circumstances, and sets forth certain investment practices deemed to be unsuitable for regulated institutions. The NCUA issued final regulations effective December 2, 1991 that restrict and in some instances prohibit the investment by federal credit unions in certain types of mortgage related securities.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to "prudent investor" provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying."

     Notwithstanding SMMEA, there may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Bonds or to purchase Bonds representing more than a specified percentage of the investors' assets.

     Investors should consult their own legal advisors in determining whether and to what extent the Bonds constitute legal investments for such investors.

                                 ERISA MATTERS

     Under certain circumstances, any underwriter of the Bonds or an affiliate of an underwriter of the Bonds may be or may become a "party in interest" within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a "disqualified person" within the meaning of the Code with respect to an employee benefit plan subject to such statutes (a "Plan"). In that case the acquisition or holding of Bonds by or on behalf of such a Plan may constitute a "prohibited transaction" within the meaning of ERISA and the Code. However, certain exemptions from the prohibited transaction rules could be applicable depending in part on the type and circumstances of the Plan fiduciary making the decision to acquire a Bond. Included among these exemptions are:
Prohibited Transaction Exemption ("PTE") 90-1, regarding investments by insurance company pooled separate accounts; PTE 91-38, regarding investments by bank collective investment funds; or PTE 84-14, regarding transactions effected by a "qualified professional asset manager". Employee benefit plans which are governmental plans (as defined in section 3(32) of ERISA), and certain church plans (as defined in section 3(33) of ERISA) are not subject to ERISA requirements. Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential Plan investors consult with their counsel regarding the consequences under ERISA of their acquisition and ownership of Bonds.

                                 LEGAL MATTERS

     Certain legal matters, including the legality of each Series of the Bonds, will be passed upon for the Issuer by Andrews & Kurth L.L.P., Counsel to the Issuer. Andrews & Kurth L.L.P. will also render certain opinions as special tax counsel. (See "Certain Federal Income Tax Consequences".)

                                    EXPERTS

     The financial statements of Ray Ellison Mortgage Acceptance Corp. appearing in Ray Ellison Mortgage Acceptance Corp.'s Annual Report (Form 10-K) for the year ended December 31, 1996 have been audited by Ernst & Young, L.L.P., independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

     Copies of the Registration Statement of which this Prospectus forms a part and the exhibits and amendments thereto are on file at the offices of the Securities and Exchange Commission in Washington, D.C. Copies may be obtained at rates prescribed by the Commission upon request to the Commission, and may be inspected, without charge, at the offices of the Commission, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D. C. 20549 (See "Statement of Available Information".)

------------------------------------------------------
                          ------------------------------------------------------
------------------------------------------------------
                          ------------------------------------------------------

  NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY RAY ELLISON MORTGAGE ACCEPTANCE CORP., ANY OF ITS AFFILIATES OR BY ANY OF THE UNDERWRITERS. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR ANY PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF RAY ELLISON MORTGAGE ACCEPTANCE CORP. SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED IN THE PROSPECTUS SUPPLEMENT OR ANY PROSPECTUS IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS RESPECTIVE DATE; HOWEVER, IF ANY MATERIAL CHANGE OCCURS WHILE THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS REQUIRED BY LAW TO BE DELIVERED, THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS WILL BE AMENDED OR SUPPLEMENTED ACCORDINGLY. THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR ANY PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY STATE IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                             ---------------------

                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

                                                    PAGE
Summary of Terms..................................   S-3
Certain Legal Considerations......................  S-10
Description of the GNMA Certificates Securing
  the Bonds.......................................  S-10
Description of Book Entry Procedures..............  S-12
Use of Proceeds...................................  S-14
Prepayment of the Bonds -- The Effects of Interest
  Rate Changes and Other Factors..................  S-14
Bond Rating.......................................  S-15
Underwriting......................................  S-16
Legal Matters.....................................  S-16
Previously-Issued Bonds...........................  S-16
Additional Series 1997A Bonds
  Which May Be Offered............................  S-16
                       PROSPECTUS
Prospectus Supplement.............................     2
Available Information.............................     2
Incorporation of Certain Documents by Reference...     2
Prospectus Summary................................     3
Index to Definitions of Key Terms.................     9
Special Considerations............................    10
Description of the Bonds..........................    12
The Collateral....................................    17
The Issuer........................................    22
Use of Proceeds...................................    24
The Indenture.....................................    24
Underwriting......................................    26
Certain Federal Income Tax Consequences...........    27
Legal Investment..................................    29
ERISA Matters.....................................    30
Legal Matters.....................................    30
Experts...........................................    30
Additional Information............................    30

                                  $12,500,000

                              RAY ELLISON MORTGAGE
                                ACCEPTANCE CORP.

                        7.00% GNMA-COLLATERALIZED BONDS
                                  SERIES 1997A
                               DUE APRIL 30, 2028

                  --------------------------------------------

                             PROSPECTUS SUPPLEMENT
                  --------------------------------------------

                            EVEREN SECURITIES, INC.
                              J.C. BRADFORD & CO.
                        RAYMOND JAMES & ASSOCIATES, INC.
                           DAIN BOSWORTH INCORPORATED
                              DATED APRIL 14, 1997

------------------------------------------------------
                          ------------------------------------------------------
------------------------------------------------------
                          ------------------------------------------------------